UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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EVOQUA WATER TECHNOLOGIES CORP.

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evoqua

WATER TECHNOLOGIES

2021 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

January 5, 2021

To the Stockholders of Evoqua Water Technologies Corp.:

You are cordially invited to attend the Annual Meeting of Stockholders of Evoqua Water Technologies Corp. for the fiscal year ended September 30, 2020 (the “Annual Meeting”) on Tuesday, February 16, 2021, at 1:00 p.m. (Eastern Time). Due to the COVID-19 pandemic, this year we are holding our Annual Meeting in a virtual format by webcast to reduce the public health impact of our meeting. You can attend our virtual 2021 Annual Meeting online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/AQUA2021.

At the Annual Meeting you will be asked to (i) elect four Class III directors to our Board of Directors, (ii) approve, on an advisory basis, the compensation of our named executive officers, (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021, and (iv) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your vote is important to us and our business. Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented and voted. We encourage you to vote promptly and submit your proxy via the internet, by telephone or by completing and mailing a proxy card.

Thank you for your continued support and interest in Evoqua Water Technologies Corp.

Sincerely,

Ron C. Keating

President,

Chief Executive Officer and

Director

Pittsburgh, Pennsylvania

January 5, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Time	Place

Tuesday February 16, 2021	1:00 p.m. (Eastern Time)	Virtual meeting at www.virtualshareholdermeeting.com/ AQUA2021

You can attend the 2021 Annual Meeting online, vote your shares, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/AQUA2021. Be sure to have the Control Number we have provided to you to join the meeting.

Meeting Agenda:

PROPOSAL 1:	To elect four Class III directors, Gary A. Cappeline, Lisa Glatch, Brian R. Hoesterey and Vinay Kumar, to our Board of Directors to hold office until the annual meeting of stockholders for the fiscal year ending September 30, 2023, or until their successors are duly elected and qualified;

PROPOSAL 2:	To approve, on an advisory basis, the compensation of our named executive officers;

PROPOSAL 3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021; and

To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:

Stockholders of record at the close of business on December 18, 2020, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Materials for Review:

We encourage you to review the proxy materials for our Annual Meeting, which include our Proxy Statement and 2020 Annual Report. Beginning January 5, 2021, we made the proxy materials available via the internet at www.proxyvote.com, and began mailing a Notice of Internet Availability of Proxy Materials to our stockholders. The Notice contains important information about how to access the proxy materials and vote online.

Important Information Regarding the Availability of Proxy Materials	By Order of the Board of Directors, Vincent Grieco Executive Vice President, General Counsel and Secretary

The Notice of Meeting, Proxy Statement, Proxy Card and our 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, are available at www.proxyvote.com.

Your vote is very important. Please carefully read the attached Proxy Statement. Whether or not you plan to attend the Annual Meeting, We encourage you to vote and submit your proxy over the internet, by telephone or mail. Stockholders who attend the Annual Meeting may revoke their proxies and vote through the virtual meeting platform if they so desire.

PROXY STATEMENT

Forward-Looking Statement Safe Harbor

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things, general global economic and business conditions, including the impacts of the COVID-19 pandemic and disruptions in global oil markets; our ability to compete successfully in our markets; our ability to execute projects on budget and on schedule; the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees; our ability to meet our customers’ safety standards or the potential for adverse publicity affecting our reputation as a result of incidents such as workplace accidents, mechanical failures, spills, uncontrolled discharges, damage to customer or third-party property or the transmission of contaminants or diseases; our ability to continue to develop or acquire new products, services and solutions and adapt our business to meet the demands of our customers, comply with changes to government regulations and achieve market acceptance with acceptable margins; our ability to implement our growth strategy, including acquisitions and our ability to identify suitable acquisition targets; our ability to operate or integrate any acquired businesses, assets or product lines profitably or otherwise successfully implement our growth strategy; our ability to achieve the expected benefits of our restructuring actions, including restructuring our business into two segments; material and other cost inflation and our ability to mitigate the impact of inflation by increasing selling prices and improving our productivity efficiencies; our ability to accurately predict the timing of contract awards; delays in enactment or repeals of environmental laws and regulations; the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials; our ability to retain our senior management and other key personnel; our increasing dependence on the continuous and reliable operation of our information technology systems; risks associated with product defects and unanticipated or improper use of our products; litigation, regulatory or enforcement actions and reputational risk as a result of the nature of our business or our participation in large-scale projects; seasonality of sales and weather conditions; risks related to government customers, including potential challenges to our government contracts or our eligibility to serve government customers; the potential for our contracts with federal, state and local governments to be terminated or adversely modified prior to completion; risks related to foreign, federal, state and local environmental, health and safety laws and regulations and the costs associated therewith; risks associated with international sales and operations, including our operations in China; our ability to adequately protect our intellectual property from third-party infringement; risks related to our substantial indebtedness; our need for a significant amount of cash, which depends on many factors beyond our control; AEA’s influence over us; and other factors described in the “Risk Factors” section included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed on November 20, 2020, and in other periodic reports we file with the SEC. All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements, including, but not limited to, financial projections, statements related to COVID-19, the impact of which remains inherently uncertain, expected demand outlooks and statements regarding our digital water strategy. Any forward-looking statement that we make in this Proxy Statement speaks only as of the date of this Proxy Statement. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Proxy Statement.

Evoqua Water Technologies Corp.

INTRODUCTION AND PROXY SUMMARY

This summary is intended to provide a broad overview of our fiscal 2020 performance, corporate governance and compensation highlights. For complete information about these topics, please review our Annual Report on Form 10-K (the “Form 10-K”) for fiscal 2020 and this entire Proxy Statement.

Who We Are \e-vōk-wä\

Evoqua’s mission is to be a leading provider of mission-critical water treatment solutions. We are a “pure play” water and wastewater treatment company, focused on technologies, products, systems and services that address the universal need for reliable water quality and quantity across a broad spectrum of industrial, municipal and recreational applications. Our solutions are used in operations and processes for healthcare, pharmaceuticals and biotechnology; general industry; municipal wastewater treatment; power generation; microelectronics; chemicals processing; aquatics; food and beverage; refining; and marine. Our core treatment solutions include water clarification, separation, filtration, adsorption, disinfection and solids removal. We also have an expanding portfolio of digitally connected and enabled solutions that are designed to help our customers achieve lower costs through greater uptime, throughput and efficiency in their operations and support their regulatory compliance and environmental sustainability efforts. Coupled with our extensive network of service branches, which means a certified Evoqua service technician is within approximately a two-hour drive from 90% of our industrial North American customers’ sites, and our rapid-response fleet of mobile water treatment systems, we are uniquely positioned to implement tailored solutions and provide critical ongoing service and support to our customers.

We became a publicly traded company when our common stock began trading on the New York Stock Exchange (“NYSE”) on November 2, 2017, under the ticker symbol “AQUA.”

Recognition and Awards

2019 “DIGITAL EDGE 50” AWARD Recognized by IDG Communications for achievements and impact of the Water One® services platform	2020 GLOBAL COMPANY OF THE YEAR Recognized by Frost & Sullivan for excellence in growth, innovation, and leadership in the Global Water Technologies sector

2019 DIGITAL WATER COMPANY OF THE YEAR Recognized by Global Water Intelligence’s Global Water Awards for reinventing water management with the Water One services platform

SDG 2000

Identified by the World Benchmarking Alliance as one of the 2,000 companies in the world with the greatest potential to influence a more sustainable future as envisioned by the United Nations’ Sustainable Development Goals

2021 Proxy Statement
I

Financial Performance Highlights

After the emergence of the COVID-19 pandemic in early 2020, we prioritized protection of the safety of our employees and stakeholders, taking actions to ensure the resiliency of our business and managing the business for liquidity. Our Executive Leadership Team, together with our Board, assessed business options and developed new operating priorities to address the challenges posed by the pandemic. Actions taken included a number of cost reduction and cash conservation actions, such as reducing marketing and travel activity; deferral of headcount additions; temporarily suspending 401(k) plan matching contributions and merit-based salary increases; taking a more selective approach to certain sales opportunities and projects; and reallocating resources to enhance cash monitoring and collection functions. Our facilities and offices around the globe adapted to change course and execute on these new priorities. Because of these collective efforts, we have successfully avoided layoffs, furloughs and salary reductions among our workforce due to COVID-19, while being able to maintain our business operations. We have been able to preserve our business continuity and the foundation we created for continued long-term growth.

In the face of these hardships and challenges, we are pleased to have continued the overall positive trajectory in our operating results and financial performance in fiscal 2020 which have carried over from fiscal 2019 following the reorganization of our operating model to a more streamlined two-segment structure.

•

Stable Revenues. Our revenues remained stable at $1.43 billion, only slightly down (by 1.0%) from fiscal 2019 levels. This decrease was driven primarily by the impact of the divestiture of our Memcor® product line and business in December 2019 net of other mergers and acquisitions activity during fiscal 2020. However, we saw improvement in our organic revenue, which increased by 1.5% in fiscal 2020. We believe our stable revenues reflect the resilience of our recurring revenue model, the diversity and breadth of our customer end markets, and our highly differentiated products and services.

•

Improved Profitability. Net income grew in fiscal 2020 to $114.4 million versus a net loss of $8.5 million in the prior year. Additionally, the principal financial measure we use to assess our profitability, non-GAAP Adjusted EBITDA, increased by 2.0% to $239.6 million in fiscal 2020 versus $235.0 million in the prior fiscal year. In fiscal 2020 we achieved improved gross margins and operational efficiencies and benefited from temporary cost controls connected to our COVID-19 response plan.

•

Improved Cash Flow. We achieved operating cash flow of $158.4 million and non-GAAP Adjusted Free Cash Flow of $115.8 million in the fiscal year ended September 30, 2020, versus operating cash flow of $125.2 million and non-GAAP Adjusted Free Cash Flow of $103.2 million in the fiscal year ended September 30, 2019. The performance metric of Adjusted Free Cash Flow continues to be a critical element of our annual operating plan, as we strive to increase our capacity for desirable growth opportunities, such as investments in high-return capital projects and tuck-in acquisitions, and beneficial capital actions, such as repayment of debt.

For complete information about our financial performance, please review our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Note regarding non-GAAP financial measures: Adjusted EBITDA, Adjusted Free Cash Flow, organic revenue and net leverage are non-GAAP financial measures, meaning adjusted financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States, or “GAAP.” See Appendix A of this Proxy Statement for definitions of Adjusted EBITDA, Adjusted Free Cash Flow, organic revenue and net leverage and reconciliations of these financial measures with the most directly comparable financial measures presented in accordance with GAAP.

II

Sustainability

Last year we adopted “Sustainable” as our fourth core value, to celebrate the sense of stewardship we strive to imprint throughout our business:

By Our Handprint. We seek to live this value foremost through our products and solutions. Every day our employees around the globe are working to deliver clean, safe and reliable water for consumption, production of goods and services and enjoyment. Water is a finite resource, but through our expertise, innovation and commitment to maintaining this resource, we can transform water to ensure a high quality of life, now and in the future.

We are proud to have a product portfolio with a 100-year heritage of water innovations that ensure health and safety, enable performance and create sustainable environments. We are continuously building on this heritage to identify water issues on the horizon and develop solutions to help our customers stay ahead and meet their sustainability goals. Highlighted below are some of the ways we are creating opportunities for better water stewardship.

•

Emerging Contaminants. We believe we have one of the leading portfolios of water treatment products and solutions to remove emerging contaminants from water, including granular activated carbon, ion exchange resin, reverse osmosis and advanced oxidation processes. Emerging contaminants such as PFAS, PFOA, selenium, micro-plastics and many others, present global health risks if not properly removed from drinking water, process water and wastewater.

•

Digital Water. We bring innovation to the water industry through our digital transformation solutions. Our Water One® services platform is a digital water management solution that combines our water expertise, proactive service, industry-leading branch network, proven technology and data intelligence to support optimization of water purification processes. This remote monitoring solution has enabled many laboratories and sanitization product manufacturers to anticipate and prepare for sudden changes in their water usage resulting from increased demand for their services and products during the COVID-19 pandemic.

•

Recycle/Reuse. As human population growth has increased the demand for water, industrial plants are investigating alternative water sources and sustainable water use in order to decrease costs, reduce the size of the plant’s water footprint, and be conscientious members of a community. We provide insight and clarity as to where to focus water recycling and reuse efforts and implement the right treatment and reuse solution. With our broad range of equipment solutions and extensive application expertise, we can develop tailored solutions across diverse industries (e.g., microelectronics, oil and gas, pharmaceuticals, power generation, refining and chemicals and food and beverage), regardless of water quality requirements, space constraints, and budgetary considerations.

By Our Footprint. During 2020, we began executing on environmental and social initiatives under our new Sustainability Program. In addition to helping our customers improve their sustainability performance for water, energy and waste, we are working to lessen the environmental impact of our internal operations; help our employees, supply chain partners and communities thrive; and improve the communities in which we work. We annually publish a Sustainability Report to provide our stakeholders with more detailed information about our sustainability performance in the prior fiscal year.

2021 Proxy Statement
III

To review our most recent Sustainability Report and learn more about our sustainability handprint and footprint, visit: evoqua.com/sustainability.

SAFETY AT EVOQUA.

Our safety performance is integral to our success. In fiscal 2020, we achieved a 30% reduction in accident totals compared to fiscal 2019.

Features of our Environment, Health and Safety (EHS) program include:

Governance and Oversight. The multi-tiered governance and oversight structure of our global EHS program is designed to facilitate flow of communication throughout our organization regarding safety priorities, data trends and other critical matters. Our corporate EHS team closely monitors our program through monthly performance reviews at the executive level; our CEO and other leadership review every recordable accident; quarterly Operations Review meetings and Board of Director reports; daily interactions with operations’ leaders; routine reviews of key performance indicators; and regular facility audits to verify compliance.

Technology Support. In fiscal 2020, we launched mobile applications to give our employees on the ground and in the field easy access to tools for safety reporting, tracking and implementation.

Training. We use an auto-registering system based on individual job task/title to ensure that our workforce receives consistent and up-to-date course content.

IV

Our “One Evoqua” Culture

We believe our talent and culture are critical to our success. To succeed as a water technology company, we need to be able to optimize a myriad of processes and operations of industrial, commercial, recreational and municipal customers across a wide spectrum of end markets; distribute and sell highly differentiated products and technologies through multiple sales channels around the world; and continually develop or acquire new products, services and solutions. As a global, complex organization, we rely on talented individuals at every level to deliver on our core value proposition to our customers and other stakeholders. We focus on creating a high-performance culture in which our employees are highly enabled to deliver, highly empowered to succeed and highly accountable to lead. We continually work on programs to foster leadership development, enhance the overall employee experience, and leverage technology and process improvements to enable our employees to perform more effectively. Through these programs, in fiscal 2020 we experienced a lower rate of employee turnover overall and in the first year of employment.

TALENT DEVELOPMENT

Our talent development efforts span across all levels of our organization, including an internship program through which we have developed strong relationships with multiple universities to attract skilled workers and assess future talent, our Leadership Development Program, a 24-month program in which future leaders participate in cross-functional rotations intended to develop their capabilities through organization-wide exposure, and our Leading at Evoqua program, a six-month customized development program in which cohorts of selected leaders throughout our organization interact closely with executive team sponsors and external facilitators to focus on self-awareness, management styles and leadership capabilities.

Engineering Excellence. More than 14% of our total global workforce are employed in or support the engineering discipline. Our engineering talent across the globe apply their process design and engineering expertise to develop world-class products, systems and solutions that can optimize our customers’ processes and operations.

INCLUSION AND DIVERSITY

Our success also depends on our ability to attract, engage and retain a diverse group of employees. Our Code of Ethics and Business Conduct prohibits discrimination in our hiring and promotional practices based on race, color, creed, religion, national origin, ancestry, sex, age, physical or mental disability, marital status, pregnancy, genetic information, sexual orientation, gender identity, veteran or military status or any other category protected under applicable law.

2021 Proxy Statement
V

Response to COVID-19

After the emergence of the pandemic, we took numerous actions to preserve our workforce, maintain their engagement with us, and encourage adaptation to a “new normal.” Below are some of the actions we took in response to the pandemic. We are continuing these initiatives and monitoring the need for additional measures, as the pandemic continues in fiscal 2021.

•	Immediately organized and empowered a COVID-19 task force led by executive management, which continues to meet daily;

•	Early engagement of medical management resources to advise on infection control procedures;

•

Monthly or bi-monthly company-wide town halls led by our Executive Leadership Team since early 2020 to ensure all employees receive the same information about how we are responding to the pandemic and have the opportunity to ask questions;

•	COVID-19 resource page on our intranet and a dedicated email box for questions relating to COVID-19, which is monitored by our COVID-19 task force;

•	Anonymous “pulse” surveys across one-third of our employee population to monitor employee concerns;

•	Reallocated underutilized personnel to other functions to enable us to maintain productivity levels and meet liquidity goals, while maintaining employees’ engagement with us;

•	Company-wide availability of personal protective equipment (PPE);

•	Remote working arrangements, where practicable; and protocols for reducing employee population density, social distancing and disinfecting high-touch areas, work surfaces and equipment;

•	Contact tracing and quarantines; return-to-work protocols; and

•	Travel restrictions and cancellation of in-person meetings.

VI

2021 Annual Meeting of Stockholders

Date:	Tuesday, February 16, 2021

Time:	1:00 p.m. (Eastern Time)

Place:	Virtual meeting at www.virtualshareholdermeeting.com/AQUA2021

Record Date:	December 18, 2020

Voting:	Each share of common stock that you hold as of the record date is entitled to one vote on each of the matters to be voted on at the Annual Meeting.

Proposals for Your Vote

Proposal	Description	Board’s Recommendation

Proposal 1	Election of our four Class III director nominees, Gary A. Cappeline, Lisa Glatch, Brian R. Hoesterey and Vinay Kumar	FOR ALL NOMINEES

Proposal 2	Approval, on an advisory basis, of the compensation of our named executive officers	FOR

Proposal 3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021	FOR

2021 Proxy Statement
VII

Nominees and Directors

The table below contains summary information about our director nominees to Class III and our directors who are continuing in office.

Name	Occupation	Director Since	Independent	Total Public Company Boards (Including Evoqua)	Committee Memberships

Nominees to Class III

Gary A. Cappeline	Former President and Chief Operating Officer of Ashland Inc. and former Operating Partner of AEA Investors LP	Jan. 2014	✓	1	Audit; Compensation; Nominating and Corporate Governance

Lisa Glatch	President and Chief Operating Officer of Sempra LNG and chairwoman of the board of directors of Cameron LNG, LLC, a joint venture 50% owned by Sempra Energy Inc.	Feb. 2020	✓	2	Nominating and Corporate Governance

Brian R. Hoesterey	Chief Executive Officer of AEA Investors LP	Jan. 2014		1	None

Vinay Kumar	Partner of AEA Investors LP	Jan. 2014		1	None

Directors Continuing in Office

Martin J. Lamb Board Chairman	Non-Executive Chairman of Rotork plc and former Chief Executive Officer of IMI plc	Mar. 2014	✓	2	Compensation; Nominating and Corporate Governance

Nick Bhambri	President of Louis York Capital and former President and Chief Executive Officer of MECS, Inc. (Monsanto subsidiary)	Mar. 2014	✓	1	Audit

Judd A. Gregg	Former US Senator and Governor of the State of New Hampshire	Mar. 2014	✓	2	Compensation; Nominating and Corporate Governance

Ron C. Keating	President and Chief Executive Officer of Evoqua Water Technologies Corp.	Dec. 2014		2	None

Lynn C. Swann	President of Swann, Inc. and former Director of Athletic Programs of University of Southern California	May 2018	✓	3	Audit; Nominating and Corporate Governance

Peter M. Wilver	Former Chief Administrative Officer and Chief Financial Officer of Thermo Fisher Scientific Inc.	Jan. 2018	✓	2	Audit; Compensation

VIII

Corporate Governance Highlights

Independent Board Oversight

•	Our Board is led by an independent Chairman.

•	70% of Board members are independent; only our CEO and two directors affiliated with our private equity sponsor, AEA Investors LP, lack independence.

•	100% of the members of the key committees of the Board (Audit, Compensation, and Nominating and Corporate Governance Committees) are independent.

•	Non-management directors meet in executive session without management present at nearly all Board meetings.

•

All current Audit Committee members meet the NYSE listing standard of financial literacy and two members are audit committee financial experts under the Securities and Exchange Commission (“SEC”) rules.

•	Our Board and each of its committees annually conduct a self-evaluation.

Board Development

Our Board has committed to include women and persons with ethnically or racially diverse backgrounds in each pool of candidates from which we select new director nominees (known as the “Rooney Rule”) to aid development of a pipeline of potential director candidates for our Board.

Since our IPO in 2017, we have added three independent directors to our Board, including two directors, Mr. Swann and Ms. Glatch, who further increase the diversity of our Board.

		Joined Our Board	Board Roles

Peter M. Wilver	Former Chief Administrative Officer and Chief Financial Officer of Thermo Fisher Scientific Inc.	Jan. 2018	• Audit Committee Chair • Compensation Committee Member

Lynn C. Swann	Career in business, marketing and civic leadership spans publicly traded, private, not-for-profit and governmental organizations with diverse stakeholders	May 2018	• Nominating and Corporate Governance Committee Chair • Audit Committee Member

Lisa Glatch	President and Chief Operating Officer of Sempra LNG and chairwoman of the board of directors of Cameron LNG, LLC, a joint venture 50% owned by Sempra Energy Inc.	Feb. 2020	• Nominating and Corporate Governance Committee Member

2021 Proxy Statement
IX

Board Diversity

Race, Ethnicity, Gender and Nationality. Overall, 40% of our Board members self-identify as diverse, in terms of race, ethnicity or gender. Additionally, one Board member is a national of, and lives and works in, the United Kingdom.

Age. Our Board members range in age from 42 to 73; the average age on our Board is 59.5.

X

Executive Compensation Highlights

Our Named Executive Officers (“NEOs”)

Name	Title

Ron C. Keating	President, Chief Executive Officer and Director

Benedict J. Stas	Executive Vice President, Chief Financial Officer and Treasurer

Rodney O. Aulick	Executive Vice President, Integrated Solutions and Services Segment President

Hervé P. Fages	Executive Vice President, Applied Product Technologies Segment President

Snehal A. Desai	Executive Vice President, Chief Growth Officer

Our Executive Compensation Program

Investing in our talent is critical to enabling us to deliver value to our customers and stockholders. To attract the leadership needed for our business, we strive to build a compelling, market-based and flexible total compensation program that is strongly aligned with the interests of our stockholders and connected to key performance goals.

Aligning Pay with Stockholders’ Interests:	• 82% of CEO compensation is variable. • 46% to 64% of NEOs’ compensation is in the form of long-term incentives to provide strong alignment between the executives’ and stockholders’ interests.

EVOQUA CEO TARGET COMPENSATION	AVERAGE OF OTHER EVOQUA NAMED EXECUTIVE OFFICERS TARGET COMPENSATION

Changes Resulting from COVID-19. Our heightened focus on employee health and safety, cash conservation, liquidity and business continuity in response to the COVID-19 pandemic changed our perspective and approach to our 2020 operating plan from what we originally envisioned in the Fall of 2019.

After the end of our 2020 fiscal year, the Compensation Committee of our Board of Directors assessed the impact of the operational changes carried out in response to COVID-19, together with the strong performance achieved by the Company despite the uncertainties created by the pandemic. To maintain a clear connection between revised priorities, the Company’s operating performance against those revised priorities, and resulting executive compensation, the Compensation Committee made the following post-year end determinations:

•	To measure performance under our short-term incentive plan in a manner which is consistent with the mid-year shift in our corporate priorities in response to the COVID-19 pandemic; and

2021 Proxy Statement
XI

•

To place greater emphasis on the weighting of the goal for cash flow performance, and no weighting on the goal for sales performance, which were originally established in the Fall of 2019. This resulted in the following weighting of performance goals for our NEOs under our short-term incentive plan:

Messrs. Keating, Stas and Desai:	60% Evoqua Global Adjusted EBITDA 40% Evoqua Global Adjusted Free Cash Flow

Messrs. Aulick and Fages:	20% Evoqua Global Adjusted EBITDA 40% Segment Adjusted EBITDA 40% Evoqua Global Adjusted Free Cash Flow

Aligned With Our Business Priorities:

•	Returning value to our stockholders: the average closing price of a share of our common stock in fiscal 2020 was $18.31 versus $12.88 in fiscal 2019;

•

Strengthening our core business: we divested our non-core, capital intensive Memcor® product line and business for $131 million in cash (following post-closing adjustments) and applied the net proceeds to pay down $100 million of debt;

•	Continued progress in delevering the business: we ended fiscal 2020 with a 3.0x net leverage ratio versus 3.8x in fiscal 2019;

•

Pursuing sustainable growth: we believe our fiscal 2020 financial results demonstrated the resilience of our recurring revenue business model, which is based on subscription-like digital water offerings and high value-add outsourced water and capital projects that generate service, parts and other aftermarket opportunities over the lifecycle of the process or capital equipment;

•	Optimizing management of our products and services portfolio to improve profitability;

•	Investing in new technologies, vertical markets and geographies through strategic acquisitions; and

•	Focusing on operational excellence through initiatives in supply chain, logistics and transportation management; sales, inventory and operations planning; and footprint rationalization.

Aligned With Strong Governance:

•

Our Clawback Policy allows us to recoup erroneously awarded incentive compensation if a material restatement of the Company’s financial statements occurs or if misconduct causes economic or reputational damage to the Company.

•	Double-trigger change-in-control provisions apply to all stock-based awards under our omnibus equity compensation plan.

•	Stockholder approval is required to increase the share reserve for our omnibus equity compensation plan.

•	Discounted stock options or stock appreciation rights are not permitted under our omnibus equity compensation plan without stockholder approval.

•	Repricing of equity awards is not permitted under our omnibus equity compensation plan without stockholder approval.

XII

Evoqua Water Technologies Corp.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2021

General

You are receiving this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of Evoqua Water Technologies Corp., a Delaware corporation, of proxies to be voted at our Annual Meeting of Stockholders for the fiscal year ended September 30, 2020, and at any reconvened meeting after an adjournment or postponement of the meeting (the “Annual Meeting”). Unless the context otherwise requires, all references in this Proxy Statement to “Evoqua,” “Company,” “we,” “us,” and “our” refer to Evoqua Water Technologies Corp. and its subsidiaries.

We will hold the Annual Meeting on Tuesday, February 16, 2021, at 1:00 p.m. (Eastern Time). The Annual Meeting will occur as a virtual meeting conducted exclusively via audio webcast at www.virtualshareholdermeeting.com/AQUA2021. You can attend online, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/AQUA2021. You will need your Control Number, included on your proxy card or Notice of Internet Availability of Proxy Materials, to access the webcast.

Our mailing address and principal executive office is 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. Our corporate website is www.evoqua.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

On January 5, 2021, we began distributing a Notice of Internet Availability of Proxy Materials to each of our stockholders who is entitled to vote at the Annual Meeting. That notice contains instructions for accessing the proxy materials relating to our Annual Meeting: the notice of Annual Meeting, this Proxy Statement, and our 2020 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended September  30, 2020 (the “Annual Report”).

Matters To Be Considered at the Annual Meeting

At the Annual Meeting, you will consider and vote on:

Proposal	Description	Board’s Recommendation

Proposal 1	Election of our four Class III director nominees, Gary A. Cappeline, Lisa Glatch, Brian R. Hoesterey and Vinay Kumar	FOR ALL NOMINEES

Proposal 2	Approval, on an advisory basis, of the compensation of our named executive officers	FOR

Proposal 3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021	FOR

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Internet Availability of Proxy Materials

Under the rules of the Securities and Exchange Commission (the “SEC”) public companies can elect to send their stockholders a one-page Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions for accessing proxy materials online, instead of mailing a full set of printed proxy materials.

We have chosen to take advantage of these rules and send a one-page Notice to our stockholders because we believe most stockholders will find this method of delivery convenient and efficient, and it helps us reduce our carbon footprint.

Please retain the one-page Notice for future reference. The Notice itself is not a proxy or ballot and cannot be used to vote your shares. However, the Notice contains important information, including instructions for how to:

• Access and view the proxy materials online;

• Vote your shares; and

• Request a set of printed proxy materials for the Annual Meeting, if desired.

How to vote:

At the Annual Meeting	Internet	Telephone	Mail

Q&A—Information About the Annual Meeting

What is a proxy?

The Board is asking for your proxy. This means you are authorizing the persons named on the proxy card to vote your shares at the Annual Meeting according to your instructions. All shares represented by valid proxies that are received and not revoked before the Annual Meeting, will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving, or being notified about the availability of, the Company’s proxy materials?

You are receiving, or being notified about the availability of, the Company’s proxy materials because you are entitled to attend and vote at the Annual Meeting. All stockholders who owned shares of the Company’s common stock, $0.01 par value per share, at the close of business on December 18, 2020 (the “Record Date”), are entitled to attend and vote at the Annual Meeting.

Each outstanding share of the Company’s common stock on the Record Date is entitled to one vote on each of the matters to be voted on at the Annual Meeting. As of the Record Date, 118,551,382 shares of the Company’s common stock were outstanding.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

SEC rules allow companies to choose the method for delivery of proxy materials to stockholders. The Company has elected to mail a one-page Notice of Internet Availability of Proxy Materials to each stockholder instead of sending printed copies of the proxy materials through the mail. That Notice is being sent to stockholders beginning on or about January 5, 2021, and the proxy materials will be posted www.proxyvote.com and the Investor Relations section of the Company’s website, aqua.evoqua.com, on the same day. We believe this method of delivery will expedite delivery of proxy materials to stockholders and lower the Company’s mailing costs. All stockholders will have the ability to access, and receive instructions on how to access, the proxy materials over the internet or request a printed copy of the proxy materials, if desired. The Notice will also provide instructions on how to vote online.

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What information is contained in this Proxy Statement?

This Proxy Statement includes information about the nominees for Class III directors and other matters to be voted on at the Annual Meeting. It also contains information about our practices in the areas of corporate governance and executive compensation.

What if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form?

If you receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please provide voting instructions for your shares held in each account to ensure that all of your shares will be voted.

What matters am I voting on, how may I vote on each matter and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal and how the Board recommends that you vote on each proposal:

Proposal	Description	How may I vote?	How does the Board recommend that I vote?

Proposal 1	Election of our four Class III director nominees, Gary A. Cappeline, Lisa Glatch, Brian R. Hoesterey and Vinay Kumar, each for a three-year term or until his or her successor is duly elected and qualified	You may (i) vote FOR the election of all Class III director nominees named herein; (ii) WITHHOLD authority to vote for all such Class III director nominees; or (iii) vote FOR the election of all such Class III director nominees, other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy card.	The Board recommends that you vote FOR all four of the Class III director nominees.

Proposal 2	Approval, on an advisory basis, of the compensation of our named executive officers	You may vote FOR or AGAINST the approval of the compensation of our named executive officers, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Proposal 3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021	You may vote FOR or AGAINST the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021, or you may indicate that you wish to ABSTAIN from voting on the matter.	The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

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How can I attend the Annual Meeting?

The Annual Meeting will be hosted online through Broadridge Financial Solutions, Inc. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2021.

•	We encourage you to access the Annual Meeting online at least 10 minutes before the beginning of the meeting to complete the online check-in procedures.

•	The Annual Meeting starts at 1:00 p.m. (Eastern Time).

•	Stockholders may vote electronically and submit questions online while attending the Annual Meeting.

•

Please have the Control Number we have provided to you to join the Annual Meeting. The Control Number is a 16-digit number which appears on your Notice of Internet Availability of Proxy Materials, your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

•

If you have questions about how to attend and participate in the Annual Meeting, call 1-800-586-1548 on the day of the Annual Meeting. Technicians will be available 30 minutes prior to the start of the meeting to answer your questions.

At the Annual Meeting, we will endeavor to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. We reserve the right to group questions on the same topic, to edit profanity or other inappropriate language, and to exclude questions regarding topics that are not pertinent to Annual Meeting matters or that are otherwise inappropriate.

What if I have technical difficulties or trouble accessing the virtual meeting website?

On the day of the Annual Meeting, technicians will be available to assist you with any technical difficulties you may have accessing the virtual meeting, beginning 30 minutes prior to the start of the meeting. If you encounter any difficulties accessing the virtual meeting during the meeting, please call toll free: 1-800-586-1548, or if calling internationally, please call: 303-562-9288.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent and registrar, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record” with respect to those shares. We have undertaken to mail a Notice of Internet Availability of Proxy Materials or a full set of printed proxy materials (including this Proxy Statement, the Annual Report and proxy card with a postage-paid envelope), as applicable, to stockholders of record as of December 18, 2020. Stockholders of record have the right to vote in person at the Annual Meeting or through a proxy.

Beneficial Owner. If your shares are held with a broker or in an account at a bank (i.e., held “in street name”), you are considered the “beneficial owner” of those shares, and your broker, bank or other nominee is the stockholder of record of those shares. The Notice of Internet Availability of Proxy Materials or a full set of printed proxy materials would have been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Please use the voting instruction card provided by your broker, bank or other nominee.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares in any of the following ways:

•	On the Internet: Follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote online;

•	By Telephone: Call the toll-free number shown on the proxy card;

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•	By Mail: Mark, sign, date and return the proxy card in the accompanying postage-paid envelope; or

•

At the Annual Meeting: Please follow the instructions for attending the Annual Meeting and voting during the meeting posted at www.virtualshareholdermeeting.com/AQUA2021. All votes must be received before the polls close during the Annual Meeting.

If you do not have a printed proxy card and wish to receive one, please follow the instructions on the Notice of Internet Availability of Proxy Materials to request a set of printed proxy materials.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or vote on the internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. You should follow the instructions provided by your broker, bank or other nominee. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank or other nominee. If you wish to change the voting instructions that you provided your broker, bank or other nominee, you should follow the instructions from your broker, bank or other nominee.

You may also attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2021 and vote during the Annual Meeting. You will need a Control Number to join the meeting. If you do not have a Control Number, please contact your bank, broker or other nominee in advance of the Annual Meeting.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy and/or change your vote at any time before the polls close during the Annual Meeting as follows:

•	Revoke your proxy: Mail written notice of revocation of your proxy to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222;

•	Change your vote by Internet or telephone: Vote again over the internet or by telephone prior to 11:59 p.m. (Eastern Time) on February 15, 2021;

•	Change your vote by mail: Sign and mail on a timely basis another proxy card with a later date; or

•	Change your vote at the Annual Meeting: Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2021 and vote again.

If you hold your shares through a bank, broker or other nominee, you can revoke your proxy and/or change your vote as follows:

•	Give new voting instructions: Contact the broker, bank or other nominee holding your shares and follow its instructions for changing your vote;

•	Change your vote at the Annual Meeting: Alternatively, you may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2021 and vote again.

All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I submit my proxy, but do not specify how I want to vote?

If you are a stockholder of record and you submit your proxy, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of our Class III director nominees, Gary A. Cappeline, Lisa Glatch, Brian R. Hoesterey and Vinay Kumar;

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•	FOR the approval, on an advisory basis, of the executive compensation of our named executive officers; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.

If you are a beneficial owner, your broker, bank or other nominee will determine whether it has discretion to vote your shares on your behalf. In general, your broker, bank or nominee may vote on your behalf with respect to matters that are considered “routine.” Your broker, bank or nominee may not vote on your behalf with respect to matters that are “non-routine.” See “—What is a ‘broker non-vote’?” below.

What is a “broker non-vote”?

Under the rules of the NYSE, if you are a beneficial owner, your broker, bank or other nominee has discretion to vote your shares on “routine” matters without receiving voting instructions from you. The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm is considered a routine matter. However, the election of our Class III directors and the advisory vote to approve the compensation of our named executive officers are considered “non-routine” matters. Accordingly, if you hold your shares through a broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares on the election of Class III directors or the advisory vote to approve the compensation of our named executive officers unless you provide proper voting instructions. Broker non-votes have no effect on the vote for any matter at the meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

Under our Third Amended and Restated Bylaws, a quorum will exist at the Annual Meeting if stockholders holding a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy. Stockholders of record who return a proxy or vote in person at the meeting will be considered part of the quorum. Abstentions are counted as present for determining a quorum. Uninstructed broker votes, also called “broker non-votes,” are also counted as present for determining a quorum so long as there is at least one matter that a broker may vote on without specific instructions from a beneficial owner. See “—What is a ‘broker non-vote’?” above.

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What vote is required to approve each of the proposals?

The following table sets forth the voting requirements with respect to each of the proposals. As an advisory vote, Proposal 2 is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on this issue and will consider the outcome of this vote when making future decisions.

Proposal	Description	Voting Requirement

Proposal 1	Election of our four Class III director nominees, Gary A. Cappeline, Lisa Glatch, Brian R. Hoesterey and Vinay Kumar, each for a three-year term or until his or her successor is duly elected and qualified	Each Class III director must be elected by a plurality of the votes cast. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. A “WITHHOLD” vote will have no effect on the vote.

Proposal 2	Approval, on an advisory basis, of the compensation of our named executive officers	To be approved, this non-binding vote must be approved by a majority of the votes cast by the stockholders present in person or by proxy. This means that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.”

Proposal 3	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021	To be approved, this proposal must be approved by a majority of the votes cast by the stockholders present in person or by proxy. This means that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you are a beneficial owner, your broker, bank or other nominee may vote your shares on this proposal without receiving voting instructions from you.

Other matters that may properly come before the Annual Meeting may require more than a majority vote under our Third Amended and Restated Bylaws, our Amended and Restated Certificate of Incorporation, the laws of Delaware or other applicable laws. We do not know of any such matters as of the date of this Proxy Statement.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and count the votes.

Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will also publish voting results on a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting. If on the date of this Form 8-K filing the inspector of elections for the Annual Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent Form 8-K filing within four business days after the final voting results are known.

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Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials or a full set of the proxy materials (including the Proxy Statement, the Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. We have retained D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee estimated not to exceed $7,500 plus reimbursement of reasonable out-of-pocket expenses. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services. Copies of solicitation materials will be furnished to banks, brokers and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. In accordance with SEC rules, we may reimburse banks, brokers and other nominees for their reasonable costs of forwarding proxy materials to beneficial owners.

Are you “householding” for stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Evoqua has not instituted householding for stockholders of record. However, certain brokerage firms may have instituted householding for beneficial owners of shares of Evoqua’s common stock held through brokerage firms. If your household has multiple accounts holding shares of Evoqua’s common stock, you may already have received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this Proxy Statement. The broker will arrange for delivery of a separate copy of this Proxy Statement promptly upon your request. Evoqua stockholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

What is the deadline for stockholders to propose actions for consideration at the Annual Meeting of Stockholders for the fiscal year ending September 30, 2021?

Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our Annual Meeting of Stockholders for the fiscal year ending September 30, 2021 must provide us with advance notice of their director nomination or stockholder proposal, as well as the information specified in our Third Amended and Restated Bylaws, no earlier than October 19, 2021, and no later than November 18, 2021. Stockholders are advised to review our Third Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222. The requirements for advance notice of stockholder proposals under our Third Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Third Amended and Restated Bylaws and other applicable requirements.

September 7, 2021, is the deadline for stockholders to submit proposals to be included in our Proxy Statement under Rule 14a-8 under the Exchange Act. However, if the date of the Annual Meeting of Stockholders for the fiscal year ending September 30, 2021, is changed by more than 30 days from the anniversary of the date of the previous year’s meeting, then the deadline will be a reasonable time before we begin to print and send our Proxy Statement for the Annual Meeting of Stockholders for the fiscal year ending September 30, 2021. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

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Proposal 1—Election of Class III Directors

Our Board is divided into three classes, Class I, Class II and Class III, each consisting of as near an equal number of directors as practicable. Our directors serve staggered terms according to class, so that only a single class of directors shall have terms expiring in any given year. As a result, directors may serve for a three-year term or until their successors are duly elected and qualified, or until the director’s earlier death, resignation or removal.

The terms of our Class III directors, Gary A. Cappeline, Lisa Glatch, Brian R. Hoesterey and Vinay Kumar, will expire at the Annual Meeting. Our Board fixed the size of our Board at ten directors, as of the Annual Meeting. Our Board also fixed the number of directors assigned to Class III at four, and nominated Ms. Glatch and Messrs. Cappeline, Hoesterey and Kumar for election as our Class III directors.

We believe each nominee possesses the following qualifications, qualities, skills and other expertise that are necessary to serve on our Board:

•	High personal and professional integrity;

•	Broad business and social perspective and mature judgment;

•	Broad experience at the policy-making level in business, finance, accounting, government or education;

•

Expertise and experience useful to Evoqua in relevant disciplines, especially in financial, commercial, operational, international and technical disciplines, and complementary to the background and experience of other Board members;

•	Willingness to devote the time necessary to carry out the duties and responsibilities of a director;

•	Commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about the Company’s business; and

•	Willingness to represent the best interests of our stockholders and objectively appraise Company performance.

See the section of this Proxy Statement titled “Our Board of Directors,” for the backgrounds, principal occupations and ages of the Class III director nominees and our other directors, as well as a description of the specific qualifications, qualities, skills and other expertise for which they were chosen to serve on our Board.

If elected by our stockholders, Ms. Glatch and Messrs. Cappeline, Hoesterey and Kumar will hold office until the Annual Meeting of Stockholders for the fiscal year ending September 30, 2023, or until their successors have been duly elected and qualified, subject to the director’s earlier death or resignation or removal. If any nominee becomes unable to serve, proxies will be voted for the election of such other person as the Board may designate, unless the Board chooses to reduce the number of directors. Each of Ms. Glatch and Messrs. Cappeline, Hoesterey and Kumar has consented to be named in this Proxy Statement and has agreed to serve if elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF GARY A. CAPPELINE, LISA GLATCH, BRIAN R. HOESTEREY AND VINAY KUMAR.

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Our Board of Directors

Our Board of Directors provides oversight, strategic direction and counsel to management regarding the business, affairs and long-term interests of our Company and our stockholders. An overview of our Board as of January 1, 2021, is provided in the table below. For more complete information regarding the professional experience, qualifications, attributes and skills of each director and nominee, see the biographical information on the pages that follow.

			Committees

Directors	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Experience, Qualifications, Attributes, Skills

Class III (Nominees)

Gary A. Cappeline	71	✓	●	Chair	●

• Former executive of global company

• Engineering, technology and industrial expertise

• Chemicals and water industry experience

• Financial experience as former executive and investor

• Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries

Lisa Glatch	58	✓			●

• Current executive of North American energy infrastructure company

• Former executive of global companies

• Engineering, technology and industrial expertise

• Experience across a range of organizational functions, including strategic initiatives, human resources, sales and governmental relations

Brian R. Hoesterey	53					• Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries

Vinay Kumar	42					• Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries

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			Committees

Directors	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Experience, Qualifications, Attributes, Skills

Class I (Term Expires 2022)

Nick Bhambri	57	✓	●			• Former CEO of global company • Financial experience as former CEO and investor • Engineering, technology and industrial expertise

Judd A. Gregg	73	✓		●	●	• Former US Senator and state governor • Policy experience at highest levels of state and federal government, especially on issues affecting commerce • Experienced member of public company boards

Lynn C. Swann	68	✓	●		Chair

• Business, finance, marketing, political, civic engagement and philanthropic experience

• Policy experience in government and education

• Experienced member of public company boards and audit committees

Class II (Term Expires 2023)

Ron C. Keating	52

• Strategic perspective, management, leadership and finance experience, water industry and operational expertise as our President and Chief Executive Officer

• Engineering, technology and industrial expertise

• Experienced member of public company boards

Martin J. Lamb (Board Chairman)	60	✓		●	●	• Former CEO of global company • Engineering, technology and industrial expertise • Experienced member of public company boards

Peter M. Wilver	61	✓	Chair	●

• Former CFO of global company

• Experience in strategic planning, M&A and leading financial, accounting and investor relations functions

• Experienced member of public company boards and audit and compensation committees

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Gary A. Cappeline	CLASS III DIRECTOR NOMINEE

Independent Age: 71 Director Since: 2014 Committee Memberships: • Audit • Compensation (Chair) • Nominating and Corporate Governance

Gary A. Cappeline has served on our Board since the inception of our Company in January 2014, and was initially recommended to our Board by AEA Investors LP (“AEA”). Mr. Cappeline, a retired manufacturing/chemicals industry executive and merchant/investment banking principal, was an Operating Partner of AEA from 2007 until December 2018, where he advised on acquisition opportunities and operational matters at portfolio companies. Prior to joining AEA, Mr. Cappeline was a President and Chief Operating Officer of Ashland Inc. (NYSE: ASH), a manufacturer of specialty chemicals, Valvoline motor oil and water treatment solutions, and a diversified plastics and chemicals distributor with a division specializing in water treatment solutions, to which he returned in 2002 after service as Group VP of Engelhard Corporation from 1997 to 1999, and as President, Chemicals of Honeywell International (NYSE: HON) from 1998 to 2000. He also served as a chemical industry partner at Bear Stearns Merchant Bank from 2000 to 2001. Mr. Cappeline previously served on the board of directors and nominating and corporate governance committee (as chairman) and compensation committee of Innophos Holdings, Inc. (Nasdaq: IPHS), an international producer of specialty ingredient solutions that deliver versatile benefits for the food, health, nutrition and industrial markets, and currently serves on the board of directors (as chairman) and the audit committee of Swanson Industries, Inc., a provider of hydraulic cylinder manufacturing, remanufacturing and repair services for the mining and mobile industries. He also currently serves on the board of directors of Barnet Products, LLC, a distributor of cosmetic and personal care ingredients. He previously served as a board and executive committee member of the American Chemistry Council, a chemical industry trade association, a director of Unifrax Corporation, a manufacturer of high-temperature insulation products, chairman and a director of Houghton International Inc., a manufacturer of metal working fluids, a director of Shoes for Crews, LLC, a manufacturer of slip-resistant footwear, a director of RelaDyne Inc., a distributor of lubricants and fuels, and a director of Tampico Beverages Inc., a manufacturer of fruit drinks. Mr. Cappeline received M.S. and B.S. degrees in Chemical Engineering from the City College of New York and attended Harvard Business School’s Executive Management Program in 1993.

Qualifications as Board Member: Global management, operations and leadership experience as former executive; chemicals and water industry experience; engineering, technology and industrial expertise; industry-specific financial experience as former executive and investor; particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries.

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Lisa Glatch	CLASS III DIRECTOR NOMINEE

Independent Age: 58 Director Since: 2020 Committee Memberships: • Nominating and Corporate Governance

Lisa Glatch joined our Board in February 2020 and was recommended to our Board by a third-party leadership consulting firm that was engaged by our Board to conduct an extensive director search. Ms. Glatch is the President and Chief Operating Officer of Sempra LNG, an affiliate of Sempra Energy, and serves as chairwoman of the board of directors of Cameron LNG, LLC, a joint venture which is 50% owned by Sempra Energy. Ms. Glatch also is a member of the board of directors of Infraestructura Energética Nova, S.A.B. de C.V., or IEnova, an energy infrastructure company traded on The Mexican Stock Exchange which is 85% owned by Sempra Energy. At Sempra LNG Ms. Glatch manages multiple facets of the company, including operations, engineering and construction, business services, safety, sustainability and compliance. Ms. Glatch initially joined Sempra Energy in 2018 as Strategic Initiatives Officer. Previously, Ms. Glatch was Executive Vice President, Chief Strategic Development Officer, for CH2M Hill Companies Ltd., a leading global consulting and program management firm; Senior Vice President of Global Sales for Jacobs Engineering Group Inc.; and spent 24 years with Fluor Corporation in a range of senior management positions, including President of the Government Group and Senior Vice President of Project Operations for the Energy & Chemicals Group. She earned her bachelor’s degree in Chemical Engineering from the University of Colorado Boulder.

Qualifications as Board Member: Strategic perspective, management, leadership and finance experience; engineering, technology and industrial expertise; experience across a wide range of organizational functions, including strategic initiatives, human resources, sales and government relations; diverse senior leadership experience in the oil and gas industry, a primary end market of the Company.

Brian R. Hoesterey	CLASS III DIRECTOR NOMINEE

Age: 53 Director Since: 2014 Committee Memberships: None

Brian R. Hoesterey has served on our Board since the inception of our Company in January 2014, and was initially recommended to our Board by AEA. Mr. Hoesterey is the Chief Executive Officer of AEA. Before he joined AEA in 1999, Mr. Hoesterey was employed by BT Capital Partners, the private equity investment vehicle of Bankers Trust, from 1998 to 1999. Mr. Hoesterey also previously worked for McKinsey & Co. from 1994 to 1997 and the investment banking division of Morgan Stanley from 1989 to 1993. Mr. Hoesterey is currently a director of VC GB Holdings, Excelitas Technologies Corp. and Springs Window Fashions. He also serves on the board of trustees for Madison Square Boys and Girls Club and on the board of directors of the Grammy Museum Foundation. Mr. Hoesterey previously served on the boards of directors of GMS Inc. (NYSE: GMS), At Home Group Inc. (NYSE: HOME), Swanson Industries, Inc., CPG International Inc., Houghton International Inc., SRS, Henry Company, Unifrax Corporation, Pregis Holding II Corporation and Noveon. Mr. Hoesterey currently serves on the board of directors of Patagonia Sur, a for-profit venture that invests in, protects and enhances scenically remarkable and ecologically valuable properties in Chilean Patagonia. Mr. Hoesterey received an M.B.A. with honors from Harvard Business School and a B.B.A. in Accounting, summa cum laude, from Texas Christian University.

Qualifications as Board Member: Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries.

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Vinay Kumar	CLASS III DIRECTOR NOMINEE

Age: 42 Director Since: 2014 Committee Memberships: None

Vinay Kumar has served on our Board since the inception of our Company in January 2014, and was initially recommended to our Board by AEA. He is a Partner with AEA, which he joined in 2004, where he has focused on investments in the value-added industrial, specialty chemical and business services sectors. Mr. Kumar is currently a director of Excelitas Technologies Corp. and API Technologies. Mr. Kumar was previously on the board of directors of Dematic and involved in AEA’s investments in CPG International Inc., Cogent Healthcare and Pregis Holdings II Corporation. Prior to joining AEA, Mr. Kumar was a strategy consultant with Bain & Company in San Francisco and London from 2001 to 2004. Mr. Kumar received an A.B. in History and Science with honors from Harvard University.

Qualifications as Board Member: Particular knowledge and experience in corporate finance, strategic planning and investments with respect to relevant industries.

Harbhajan (Nick) Bhambri	CLASS I DIRECTOR TERM EXPIRES 2022

Independent Age: 57 Director Since: 2014 Committee Memberships: • Audit

Harbhajan (Nick) Bhambri has served on our Board since March 2014. A retired chemicals/manufacturing executive, Mr. Bhambri has been President of Louis York Capital, a private investment firm focusing on the industrial, chemical, energy, manufacturing, distribution and services markets, since 2015. Mr. Bhambri spent over two decades of his career at MECS Inc., a Monsanto subsidiary and process technology provider to the sulfuric acid industry serving the refining, metallurgical, uranium and fertilizer industries, including as its President and Chief Executive Officer from 2007 until its acquisition by DuPont in 2012. After retiring from MECS Inc., Mr. Bhambri served as a director of MPG Performance Group (NYSE: MPG) until its acquisition by American Axle & Manufacturing Inc. in 2017. Mr. Bhambri also is a past president of the Washington University Olin Business School Executive MBA alumni board and member of the Olin National Council at Washington University in St. Louis. Mr. Bhambri received an M.B.A. and a B.S. in Mechanical Engineering, both from Washington University in St. Louis.

Qualifications as Board Member: Global management, operations and leadership experience as former CEO; industry-specific financial experience as former CEO and investor; engineering, technology and industrial expertise.

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Judd A. Gregg	CLASS I DIRECTOR TERM EXPIRES 2022

Independent Age: 73 Director Since: 2014 Committee Memberships: • Compensation • Nominating and Corporate Governance

Senator Judd A. Gregg has served on our Board since March 2014. Senator Gregg, a retired US Senator and state governor, spent over three decades in public office, most recently serving as the US Senator from the State of New Hampshire from January 1993 until January 2011. During his tenure in the Senate, Senator Gregg served on key Senate committees, including Budget, Appropriations, Government Affairs, Banking, Housing and Urban Affairs, Commerce, Science and Transportation, Foreign Relations and Health, Education, Labor and Pensions. He was the Chairman and Ranking Member of the Health, Education, Labor and Pensions Committee and the Chairman and Ranking Member of the Senate Budget Committee, as well as chairman of various sub-committees. Senator Gregg was a chief negotiator of the Emergency Economic Stabilization Act of 2008; the lead sponsor of the Deficit Reduction Act of 2005; and, with the late Senator Ted Kennedy, co-authored the No Child Left Behind Act of 2001. In March 2010, Senator Gregg was appointed to President Obama’s bipartisan National Commission on Fiscal Responsibility and Reform. Before joining the US Senate, Senator Gregg was Governor of New Hampshire from 1989 to 1993 and a US Representative from 1981 to 1989. Senator Gregg was named as Dartmouth College’s first distinguished fellow and teaches at the college and its graduate schools. Senator Gregg serves on the board of directors and audit committee of Honeywell International Inc. (NYSE: HON) and on the board of directors of SitelogIQ, a US-based energy efficiency and facility solutions company. Senator Gregg also was a member of the board of directors of Intercontinental Exchange, Inc. (NYSE: ICE) from 2011 to 2013. Senator Gregg received a J.D. and an L.L.M. from Boston University and an A.B. from Columbia University.

Qualifications as Board Member: Experience in local, state, national and international issues and in government, public policy, financial regulation, tax, capital markets, science, renewable technology and research, environmental protection and conservation and foreign policy; insight into fiscal affairs, governmental relations, legislative and regulatory issues; experienced member of public company boards.

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Lynn C. Swann	CLASS I DIRECTOR TERM EXPIRES 2022

Independent Age: 68 Director Since: 2018 Committee Memberships: • Audit • Nominating and Corporate Governance (Chair)

Lynn C. Swann joined our Board in May 2018. Mr. Swann has held leadership roles across business, government and philanthropic organizations. Mr. Swann is a member of the board of trustees of American Homes 4 Rent (NYSE: AMH), a Maryland real estate investment trust, serving on its audit and nominating committees; and a member of the board of directors of Athene Holding Ltd. (NYSE: ATH), a financial services company that provides retirement savings products. Mr. Swann is also president of Swann, Inc., a marketing and consulting firm he founded in 1976, and has held Series 7 and 63 registrations for securities industry professionals. Mr. Swann is an experienced corporate board member, and has served on the boards of various publicly-traded, privately-held and non-profit entities, such as Caesars Entertainment Corporation (Nasdaq: CZR; including on its audit, human resources and nominating and corporate governance committees), Fluor Corporation (NYSE: FLR; including on its audit committee), Hershey Entertainment and Resorts, H.J. Heinz Company (NYSE: HNZ; including on its audit committee) and the Professional Golfers’ Association of America. Mr. Swann was chairman of the national board of Big Brothers Big Sisters of America for two years, overseeing management of more than 400 agencies across the US and establishing Big Brothers Big Sisters as a premier mentoring group. He was appointed by President George W. Bush as the Chairman of the President’s Council on Fitness, Sports and Nutrition from 2002 to 2005, and was the Republican party nominee for Pennsylvania governor in 2006. Mr. Swann also is a Hall of Fame athlete, played for nine seasons with the Pittsburgh Steelers professional football team and worked on-air as a host, reporter and analyst for the American Broadcast Company (ABC-TV). Mr. Swann received a B.A. from the University of Southern California.

Qualifications as Board Member: Business, finance, marketing, political, civic engagement and philanthropic experience; policy experience in government and education; experienced member of public company boards and audit committees.

Ron C. Keating	CLASS II DIRECTOR TERM EXPIRES 2023

President and Chief Executive Officer Age: 52 Director Since: 2014 Committee Memberships: None

Ron C. Keating has served on our Board and as our President and Chief Executive Officer since December 2014. Prior to joining Evoqua, Mr. Keating was President, Chief Executive Officer and Chairman of the Board of Directors of Contech Engineered Solutions, an infrastructure site solutions provider. Before heading Contech, Mr. Keating served as President of the Metalworking Solutions and Services Group of Kennametal Inc. (NYSE: KMT), a supplier of tooling and industrial materials. He also held previous roles at Kennametal as the Vice President and General Manager of the Energy, Mining and Construction Group and for the Electronics Products Group from 2001 to 2007. Mr. Keating started his career at Ingersoll-Rand Inc. in 1992 where he held various roles of increasing responsibility until departing in 2001. Mr. Keating currently serves on the board of directors and the Compensation and Corporate Governance committees of US Ecology Inc. (Nasdaq: ECOL). Mr. Keating also serves on the board of trustees for the Manufacturers Alliance for Productivity and Innovation, and the board of directors of the Allegheny Conference. Mr. Keating received an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in Industrial Distribution from Texas A&M University.

Qualifications as Board Member: Strategic perspective, management, leadership and finance experience, water industry and operational expertise as our President and Chief Executive Officer; experienced member of public company boards.

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Martin J. Lamb	CLASS II DIRECTOR TERM EXPIRES 2023

Chairman of Our Board Independent Age: 60 Director Since: 2014 Committee Memberships: • Compensation • Nominating and Corporate Governance

Martin J. Lamb joined our Board in, and has served as Chairman of our Board since, March 2014. Mr. Lamb, a retired engineering/industrial services executive, spent 33 years at IMI plc (LON: IMI), an engineering company which designs, manufactures and services highly engineered products that control the precise movement of fluids, including as its Chief Executive Officer for the last 13 years until his retirement in 2013. In June 2014, Mr. Lamb joined Rotork plc (LON: ROR), a global designer and manufacturer of industrial valve actuators, control systems and accessories, as its Non-Executive Chairman, and led the organization as its Interim Chief Executive Officer from July 2017 until March 2018, at which time Mr. Lamb returned to the position of Non-Executive Chairman. Mr. Lamb also served as a Non-Executive Director on the boards of Mercia Technologies PLC, an investment group, from 2015 through September 2017; Severn Trent plc (LON: SVT), from 2008 to 2016; and Spectris plc (LON: SXS), from 1999 to 2006. Mr. Lamb is a member of the European Advisory Board of AEA. Mr. Lamb received an M.B.A. from Cranfield Business School and a B.S. in Mechanical Engineering from Imperial College, London.

Qualifications as Board Member: Experience managing and developing large businesses and complex projects in all parts of the world; global management, operations and leadership experience as former CEO; engineering, technology and industrial expertise; experienced member of public company boards.

Peter M. Wilver	CLASS II DIRECTOR TERM EXPIRES 2023

Independent Age: 61 Director Since: 2018 Committee Memberships: • Audit (Chair) • Compensation

Peter M. Wilver joined our Board in January 2018. Mr. Wilver, a retired technology manufacturing and services executive and certified public accountant, joined Thermo Electron Corp. in 2000 and was appointed as its Chief Financial Officer in 2004. Following the creation of Thermo Fisher Scientific Inc., a leading provider of laboratory products and services (NYSE: TMO) (“Thermo Fisher”), in 2006 through the merger of Thermo Electron Corp. and Fisher Scientific International Inc., Mr. Wilver continued as Thermo Fisher’s Chief Financial Officer from 2006 to 2015 and as Executive Vice President and Chief Administrative Officer from 2015 until retirement in March 2017. Before joining Thermo Fisher, Mr. Wilver worked for General Electric, Grimes Aerospace Company and Honeywell International (formerly AlliedSignal), where he served as Vice President and Chief Financial Officer of the electronic materials business. Mr. Wilver currently serves on the board of directors and audit and compensation committees of CIRCOR International, Inc. (NYSE: CIR). Mr. Wilver previously served on the board of directors and audit and human resources committees of Tenet Healthcare Corporation (NYSE: THC). Mr. Wilver received a B.S.B.A. in Accounting from The Ohio State University.

Qualifications as Board Member: Experience in strategic planning and mergers & acquisitions and expertise in leading the financial, accounting and investor relations functions of large, multi-national manufacturing companies as former CFO; experienced member of public company boards and audit and compensation committees.

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Corporate Governance and Board Matters

Corporate Governance Guidelines

We believe that good corporate governance helps ensure the Company is managed for the long-term benefit of our stockholders. The Evoqua Water Technologies Corp. Corporate Governance Guidelines (our “Corporate Governance Guidelines”) set forth guiding principles for our Board in carrying out its responsibilities. Our Corporate Governance Guidelines address, among other things:

•	the composition, structure and policies of the Board and its committees;

•	determination of director qualifications;

•	consideration of diversity in identifying potential director candidates;

•	expectations and responsibilities of directors;

•	management succession planning;

•	evaluation of the performance of the Board and each of its committees;

•	principles of Board compensation; and

•	communications with stockholders and non-management directors.

Our Corporate Governance Guidelines are posted on our website at aqua.evoqua.com/governance/governance-documents/default.aspx. The Nominating and Corporate Governance Committee of our Board reviews the Corporate Governance Guidelines periodically to ensure that they continue to promote the quality and effectiveness of the Board as a governing body and comply with applicable laws, regulations and NYSE requirements.

Director Independence

At least once a year, our Board evaluates the independence of each of its members, to ensure that at least a majority of its members are independent directors. Under our Corporate Governance Guidelines and NYSE corporate governance standards, a director is considered to be independent if our Board affirmatively determines that the director does not have a material relationship with Evoqua or any of its subsidiaries, other than service on our Board. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests for independence set forth in the NYSE corporate governance standards, our Board will determine, considering all relevant facts and circumstances, whether such relationship is material to the Director’s ability to exercise independent judgment as a member of our Board.

Our Board has affirmatively determined that seven of the ten members of our Board — Nick Bhambri, Gary A. Cappeline, Lisa Glatch, Judd A. Gregg, Martin J. Lamb, Lynn C. Swann and Peter M. Wilver — are independent directors as defined by our Corporate Governance Guidelines and the corporate governance standards of the NYSE. In making this determination, our Board considered that Mr. Cappeline, a non-employee director, has been retired from AEA since December 31, 2018. Ron C. Keating, our President and Chief Executive Officer, is not independent because of his position as an executive officer; and Brian R. Hoesterey and Vinay Kumar are not independent because of their affiliation with AEA.

As of November 1, 2020, each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board is composed entirely of members who meet the definitions of independence required by our Corporate Governance Guidelines and the NYSE corporate governance standards. Prior to November 1, 2020, in compliance with NYSE transition provisions for former “controlled companies” and our Corporate Governance Guidelines, we had a majority of independent directors on our Compensation and Nominating and Corporate Governance Committees. We ceased to be a controlled company under NYSE rules on November 2, 2019; no individual, group or company holds more than 50% of the voting power of our Company. Our Audit Committee has been fully independent since November 2018, and our Board has had a majority of independent members since May 2018.

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Director Nomination Process

The Nominating and Corporate Governance Committee monitors the composition of our Board and its committees, identifies and evaluates potential director candidates and makes recommendations to the full Board on these matters. The Nominating and Corporate Governance Committee considers the Company’s strategy, business and structure as well as input from our CEO on strategic priorities when developing a search for a director candidate. Additionally, under our Corporate Governance Guidelines, diverse candidates, including women and minorities, must be included in each pool of candidates from which we select new director candidates. Director candidate searches are conducted by a reputable, third party leadership consulting firm engaged by our Board. Potential candidates are evaluated by the Nominating and Corporate Governance Committee, giving consideration to the types of qualifications, qualities, skills and other expertise we seek in all of our directors, as generally described above under “Proposal 1—Election of Class III Directors”; the needs of our Board; and other factors bearing on the candidate’s effectiveness as a contributor to our Board.

Board Development

In the three years since our initial public offering in November 2017, we have added three new Board members, who bring independent and diverse perspectives; extensive experience as public company board members or as leaders in strategic planning and operational roles; and knowledge and skills which can contribute to our overall organizational success and competitiveness. Additionally, two of our new Board members, Mr. Swann and Ms. Glatch, further increase the diversity of our Board.

		Joined Our Board	Board Roles

Peter M. Wilver	Former Chief Administrative Officer and Chief Financial Officer of Thermo Fisher Scientific Inc.	January 2018	• Audit Committee Chair • Compensation Committee Member

Lynn C. Swann	Career in business, marketing and civic leadership spans publicly traded, private, not-for-profit and governmental organizations with diverse stakeholders	May 2018	• Nominating and Corporate Governance Committee Chair • Audit Committee Member

Lisa Glatch	President and Chief Operating Officer of Sempra LNG and chairwoman of the board of directors of Cameron LNG, LLC, a joint venture 50% owned by Sempra Energy Inc.	February 2020	• Nominating and Corporate Governance Committee Member

With assistance of its Nominating and Corporate Governance Committee, our Board is committed to thoughtful review and selection of new director candidates to provide the “right board at the right time” as our Company and its business evolve.

Board Diversity

Our Board actively considers racial, ethnic and gender diversity in recruitment of potential director candidates for vacancies. Since October 2018, our Corporate Governance Guidelines have provided that diverse candidates, including women and minorities, must be included in each pool of candidates from which we select new director candidates, otherwise known as the “Rooney Rule.” In the proxy materials for our 2020 Annual Meeting, we discussed our search for a female director candidate, which resulted in the addition of Ms. Glatch to our Board in February 2020.

Forty percent of our Board members self-identify as diverse, in terms of race, ethnicity or gender. Additionally, one Board member is a national of, and lives and works in, the United Kingdom. Our Board members range in age from 42 to 73; the average age on our Board is 59.5.

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Distribution of Racial, Ethnic, Gender and National Diversity

Distribution of Age Diversity

Our Board is attuned to the value and opportunities created by diversity, in its many forms. In addition to personal characteristics of diversity, our Board is focused on combining the right mix of professional skills, experience and perspectives to support the Company’s strategic direction and organizational development.

Current or Former CEO

5 Directors

Former CFO/Significant Financial Expertise

6 Directors

Global Industrial Experience

8 Directors

IT, Digital Businesses and Cybersecurity

5 Directors

M&A/Strategic Transactions/

Consulting and Private Equity

9 Directors

Public Board Experience

7 Directors

Environment, Health and Safety/Risk Management

4 Directors

Sustainability

5 Directors

Government Relations/Academic Institutions

3 Directors

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Consideration of Stockholders’ Recommendations

The Nominating and Corporate Governance Committee will give consideration to director candidates recommended by stockholders using the same criteria discussed above. To recommend a potential director candidate to the Nominating and Corporate Governance Committee, see “—Communications with the Board” on page 25 of this Proxy Statement.

Board Leadership Structure

We currently separate the roles of Chief Executive Officer and Chairman of the Board. These positions are currently held by Ron C. Keating, as our Chief Executive Officer, and Martin J. Lamb, an independent director, as Chairman of our Board. We believe this leadership structure is appropriate for our Company due to the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction, providing day-to-day leadership and managing our business, while the Chairman of the Board provides guidance to the Chief Executive Officer, chairs Board meetings, sets the agendas for meetings of our Board and provides information to the members of our Board in advance of such meetings. As a result of this Board leadership structure, our Chief Executive Officer is able to focus on developing and implementing our Company’s business strategies and objectives, and the Chairman is able to provide independent oversight of our Company and serve as an independent liaison between our management and the members of our Board. Due to Mr. Lamb’s significant prior experience as a chief executive and non-executive director, we believe Mr. Lamb is well-suited to serve in his leadership role as Chairman. The Board recognizes that there is no single, generally accepted approach to providing Board leadership and that the Board’s leadership structure may vary in the future as circumstances warrant. Our Corporate Governance Guidelines provide that our non-management directors shall designate a Lead Independent Director if the positions of Chairman of the Board and Chief Executive Officer are combined.

Committees of the Board

Our Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each Committee operates under a written charter approved by the Board, copies of which are available on our website at aqua.evoqua.com/governance/governance-documents/default.aspx. The key responsibilities of each committee, as set forth in its charter, are summarized below.

The current members of the Audit, Compensation, and Nominating and Corporate Governance Committees are identified below. Our Board has affirmatively determined that each of these directors is independent based on our Corporate Governance Guidelines and the independence definitions applicable to members of those committees under NYSE corporate governance standards.

Prior to November 1, 2020, two non-independent directors, Messrs. Hoesterey and Kumar, also served as members of the Compensation and Nominating and Corporate Governance Committees, as permitted by the NYSE transition provisions for former “controlled companies” and our Corporate Governance Guidelines.

Audit Committee

The Audit Committee recommends the annual appointment of, and reviews the independence of, our auditors and reviews the scope of audit and non-audit assignments and related fees, the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures, related party transactions and investigations into matters related to audit functions. The Audit Committee is also responsible for overseeing risk management on behalf of our Board. See “—Board Oversight of Risk Management.”

The members of the Audit Committee are: Peter M. Wilver (Chairman), Nick Bhambri, Gary A. Cappeline and Lynn C. Swann. Each member of our Audit Committee is an independent director under applicable NYSE corporate governance standards and SEC rules and is “financially literate.” Messrs. Wilver and Cappeline qualify as our “audit committee financial experts” within the meaning of the SEC rules.

The Audit Committee met eight times during the fiscal year ended September 30, 2020.

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The charter of the Audit Committee permits the Committee, in its discretion, to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate and to the extent permitted by applicable law.

Compensation Committee

The principal responsibilities of the Compensation Committee are to review and approve matters involving executive compensation, make recommendations to the Board regarding setting of director compensation, authorize equity and other incentive arrangements, monitor employee benefit programs, and approve employment agreements and other employment-related arrangements for executive officers.

The current members of the Compensation Committee are: Gary A. Cappeline (Chairman), Judd A. Gregg, Martin J. Lamb and Peter M. Wilver. Each current member of our Compensation Committee is an independent director under applicable NYSE corporate governance standards for purposes of serving on the Compensation Committee.

The Compensation Committee met six times during the fiscal year ended September 30, 2020.

The charter of the Compensation Committee permits the Committee to, in its discretion, delegate its duties and responsibilities to a subcommittee of the Compensation Committee as it deems appropriate and to the extent permitted by applicable law. All proposed delegations of duties of must be adopted by a resolution of the Compensation Committee and reviewed for compliance with the corporate governance standards of the NYSE, the rules and regulations of the SEC and Delaware corporate law. During the fiscal year ended September 30, 2020, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists our Board in identifying individuals qualified to become Board members, makes recommendations for nominees for committees and develops, recommends to the Board and reviews our corporate governance principles.

The members of the Nominating and Corporate Governance Committee are: Lynn C. Swann (Chairman), Gary A. Cappeline, Lisa Glatch, Judd A. Gregg, and Martin J. Lamb. Each member of our Nominating and Corporate Governance Committee is an independent director under applicable NYSE corporate governance standards for purposes of serving on this Committee.

The Nominating and Corporate Governance Committee met four times during the fiscal year ended September 30, 2020.

The charter of the Nominating and Corporate Governance Committee permits the Committee, in its sole discretion, to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate and to the extent permitted by applicable law.

Board Oversight of Risk Management

Our full Board is engaged in risk oversight both directly and through its standing committees. The risks our Company faces include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks. On an ongoing basis, our full Board monitors management’s approach to addressing the risks that could prevent our business from executing against our annual operating plan and long-term strategic plans. The Board and the Audit and Compensation Committees also meet regularly in executive sessions with key management personnel and representatives of outside advisors to understand how management identifies and manages risk.

Beginning in early 2020, the COVID-19 pandemic brought an unprecedented combination of challenges to businesses around the world, including ours. Because we are deemed an essential business under US federal and

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local standards, and many of our customers, including those in the pharmaceuticals and health sciences industries, use water as a critical part of their operations or production processes, our first priority has been our business continuity and the safety and well-being of our employees. Our Board engaged with our executive management to assess our business options for adapting to the challenges created by the pandemic, adjust our risk tolerance in certain operating areas, and develop operating priorities. We developed a COVID-19 readiness plan and assembled a cross-disciplinary business continuity team led by our executive management to monitor the impact of the COVID-19 pandemic across our business operations and guide implementation of company-wide protocols to protect employee health and safety and continuity of customer service. Our Board has remained engaged with management in monitoring the resilience of our business, and management provides regular updates to the Board regarding the mitigation measures that have been implemented.

Areas of Oversight
Full Board

Strategic, financial, operating and execution risks; has oversight of development of the Company’s annual and long-term plans and execution of those plans through regular review of the Company’s operating performance

Audit Committee	Auditing, accounting and financial reporting processes and systems of internal controls implemented by management, including the internal audit function; legal and regulatory risks
Compensation Committee

Executive compensation arrangements for executive officers including corporate goals and objectives that affect the amount of compensation earned by our Chief Executive Officer and Executive Leadership Team, the specific relationship of corporate performance to executive officer compensation and performance targets; management of human capital; oversight of director compensation arrangements

Nominating and Corporate Governance Committee

Corporate governance policies, including oversight of application of the Company’s Code of Ethics and Business Conduct to our executives; monitoring the composition and effectiveness of our Board and each of its standing committees; review independence and potential conflicts of interest; and succession planning for our Board and its standing committees

In addition, our Chief Executive Officer’s membership on, and collaboration with, the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationship of our various business and financial risks. Mr. Keating is available to the Board to address any questions from other directors regarding executive management’s ability to identify and mitigate risks and weigh them against potential rewards.

Sustainability Oversight

In its oversight role, the full Board acts as a sounding board to management in defining the sustainability priorities of the Company and the overall execution of its Sustainability Program. Since our inception as a standalone company, promoting worker safety through a robust environment health and safety program and incident report and investigation procedures has been a key operating priority, which is monitored by the Board. As our organization has evolved from our former three-segment structure to our current two-segment structure, and continues to evolve, attracting, developing and retaining human capital to support execution of our long-term goals has become an important element of our strategic planning. Our Board is also engaged with our Executive Leadership Team in succession planning for senior management positions, including emergency succession/replacement planning should the need arise. We have also begun executing environmental and social initiatives under our sustainability program that are designed to help our customers improve their sustainability performance for water, energy and waste; lessen the environmental impact of our internal operations; help our employees, supply chain partners and communities thrive; and improve the communities in which we work.

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Frequency of Board Meetings

During the fiscal year ended September 30, 2020, our Board held six telephonic and in-person meetings. All of the directors who served during the fiscal year ended September 30, 2020, attended at least 75% of the total meetings of the Board and each of the Board committees on which such directors served during their respective tenures. Average director attendance rates at fiscal 2020 Board and Board committee meetings are set forth below.

• Full Board 100%	• Audit Committee 100%
• Compensation Committee 97%	• Nominating and Corporate Governance Committee 95%

Directors are expected to make their best effort to attend all Board meetings, all meetings of the committees of the Board of which they are a member and the annual meeting of stockholders. All of the members of our Board of Directors attended our 2020 Annual Meeting of Stockholders, which was conducted at our facility in Colorado Springs, Colorado. We typically conduct at least one Board meeting per year at a Company branch office or facility to allow directors the opportunity to assess our culture and operations. This practice has been suspended during the COVID-19 pandemic.

Pursuant to our Corporate Governance Guidelines, our Board currently plans to hold at least four meetings each year, with additional meetings to occur (or action to be taken by unanimous consent, either in writing or by electronic transmission) at the discretion of the Board.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, in order to ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors meet in executive session at most Board meetings with no members of management present. In accordance with our Corporate Governance Guidelines, the non-management directors have designated our Chairman of the Board, Martin J. Lamb, as the director who is responsible for presiding over executive sessions of non-management directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors or member of the compensation committee (or other committee performing equivalent functions) of any other company.

Annual Board and Committee Evaluations

Our Board and each of its Committees conduct an annual performance self-evaluation under the framework established by the Nominating and Corporate Governance Committee. Each member of our Board completes a written questionnaire covering various aspects of Board performance; similarly, each member of the Audit, Compensation, and Nominating and Corporate Governance Committees completes a written questionnaire soliciting feedback on the effectiveness of that Committee. Responses to the questionnaires are collected on an anonymous basis, and then compiled and summarized into a report by a third party. Each Committee and the full Board separately discusses the results of its performance evaluation in conjunction with the organizational meeting of our Board which is held following our Annual Meeting of Stockholders. The fiscal 2020 evaluation process resulted in an overall continued focus on strategy.

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Code of Ethics and Business Conduct

We have adopted a code of ethics applicable to all of our directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct is available on our website at aqua.evoqua.com/governance/governance-documents/default.aspx. In the event that we amend or waive certain provisions of the Code of Ethics and Business Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer that require disclosure under applicable SEC rules, we will disclose the same on our website.

Communications with the Board

Any interested parties wishing to communicate with, or otherwise make his or her concerns known directly to the Board or chairperson of any of the Audit, Compensation, and Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the General Counsel and Secretary of the Company, 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. The General Counsel and Secretary will forward such communications to the appropriate party as soon as practicable. Such communications may be done confidentially or anonymously.

No Hedging Policy

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from effecting short sales, put options, call options or transactions in other derivative securities (on an exchange or in any other organized market), holding securities in a margin account or otherwise pledging securities as collateral for a loan or hedging or similar monetization transactions with respect to the Company’s common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. For purposes of the policy, an executive officer includes senior executives that are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.

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Director Compensation

The Company compensates non-employee directors for their service on our Board, except for Messrs. Hoesterey and Kumar, who are employed by AEA. Mr. Cappeline, a non-employee director, retired from AEA effective December 31, 2018.

The Compensation Committee intends to review the form and amount of compensation for our non-employee directors no less frequently than every other year. During its most recent review of our non-employee director compensation program in February 2019, the Compensation Committee received advice from its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), who provided a market analysis of director compensation practices based on the same comparator group used for benchmarking NEO compensation. Considering this market data and other factors, following its review of the non-employee director compensation program, the Compensation Committee determined that no changes to the non-employee director compensation program were advisable at that time. Therefore, non-employee director retainer amounts and equity compensation have remained at the same levels since fiscal 2018. In August 2020, the Compensation Committee discussed its process for reviewing non-employee director compensation and determined that, in light of the impact of the COVID-19 pandemic, its next market-based review of director compensation practices should occur in 2021.

Under the Company’s Amended and Restated Non-Employee Director Compensation Policy, each director who is not employed by either the Company or AEA (each such director, an “Outside Director”) receives an annual retainer of $70,000, paid quarterly in arrears. The chairperson of the Board receives an additional annual retainer of $60,000, paid quarterly in arrears. The chairpersons of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive additional annual retainers of $20,000, $15,000 and $10,000, respectively, in each case paid quarterly in arrears. Non-chairperson members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive additional annual retainers of $10,000, $7,500 and $5,000, respectively, in each case paid quarterly in arrears. All annual retainers are paid on a calendar year basis.

On the date of each annual stockholder meeting of the Company, subject to each Outside Director’s continued service on the Board following such annual stockholder meeting and approval by the Compensation Committee, each Outside Director is granted an equity award under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan. The award consists of restricted stock units in respect of the Company’s common stock valued at approximately $100,000 and is subject to a one-year vesting requirement (i.e., 100% of the restricted stock units vest on the first anniversary of the date of grant) (the “Annual Equity Grant”). If an Outside Director joins the Board at a time other than effective as of the first day of the calendar year, the Annual Equity Grant is pro rated based on the number of full calendar quarters served in the calendar year in which such Outside Director commences service on the Board.

The award agreement evidencing the Annual Equity Grant sets forth the terms and conditions applicable to such award upon termination of service, which shall be determined by the Board, in its discretion, at the time the award is granted or at any time thereafter. Upon termination of service due to death, disability or mandatory retirement, the Annual Equity Grant, to the extent not already vested, fully vests as of the date of such termination of service. For purposes of the Non-Employee Director Compensation Policy, “mandatory retirement” means a compulsory retirement defined to be effective as of the day prior to the date of the next occurring annual meeting of the stockholders of the Company following the date on which an Outside Director has attained 75 years of age.

Outside Directors are also able to participate in a deferred compensation plan which provides them with an opportunity to defer up to 100% of their cash retainer and/or 100% of their equity retainer until the earliest of separation from the Board, death, a specified future date and a change-in-control of the Company.

To enhance alignment of our non-employee directors with our stockholders’ interests, all non-employee directors are required to comply with our stock ownership guidelines. Under these guidelines, within five years of their

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appointment to the Board, each non-employee director is required to own shares of our stock with a value equal to five times the portion of the annual retainer that is paid in cash.

Shown below is information regarding the fiscal 2020 compensation for each member of the Board other than Mr. Keating, whose compensation is reported in the Summary Compensation Table. (See “Executive Compensation—Summary Compensation Table for Fiscal 2020” in this Proxy Statement.)

Fiscal 2020 Outside Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		Stock Awards ($)		Total ($)
Nick Bhambri	80,000	—	(1)	100,011	(2)	180,011
Gary A. Cappeline	100,000	—		100,011	(2)	200,011
Lisa Glatch	44,708			75,009	(3)	119,717
Judd A. Gregg	77,446	—	(4)	100,011	(2)	177,457
Brian R. Hoesterey	—	—		—		—
Vinay Kumar	—	—		—		—
Martin J. Lamb	135,525	—	(5)	100,011	(2)	235,536
Lynn C. Swann	83,261	—		100,011	(2)	183,272
Peter M. Wilver	95,625	—		100,011	(2)	195,636

(1)	Mr. Bhambri holds 179,807 options, which are fully vested.
(2)

Each of Messrs. Bhambri, Cappeline, Gregg, Lamb, Swann and Wilver holds 4,227 restricted stock units, which will vest in full on February 18, 2021. Mr. Gregg elected to defer 100% of his equity retainer under the deferred compensation plan, and no above-market or preferential earnings were earned with respect to the value attributable to Mr. Gregg’s deferred restricted stock units.

(3)	Ms. Glatch holds 3,097 restricted stock units, which will vest in full on February 19, 2021.
(4)	Mr. Gregg holds 144,607 options, which are fully vested.
(5)	Mr. Lamb holds 44,903 options, which are fully vested.

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Our Executive Officers

We provide information below regarding our executive officers as of January 1, 2021:

Name	Age	Position
Executive Officers:
Ron C. Keating*	52	President, Chief Executive Officer and Director
Benedict J. Stas	53	Executive Vice President, Chief Financial Officer and Treasurer
Rodney O. Aulick	53	Executive Vice President, Integrated Solutions and Services Segment President
Snehal A. Desai	57	Executive Vice President, Chief Growth Officer
Hervé P. Fages	51	Executive Vice President, Applied Product Technologies Segment President
Vincent Grieco	52	Executive Vice President, General Counsel and Secretary
James M. Kohosek	62	Executive Vice President, Chief Administrative Officer
Anthony J. Webster	52	Executive Vice President, Chief Human Resources Officer

*	For Mr. Keating’s biography, see “Our Board of Directors — Class II Directors.”

Benedict J. Stas has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2015. Prior to joining Evoqua, Mr. Stas held various senior financial and business roles at Kennametal Inc. (NYSE: KMT), a supplier of tooling and industrial materials, from 1997 to 2015, including roles as Vice President Finance of Business Groups from 2010 to 2013 and as Vice President of Manufacturing for the Industrial Segment from 2014 to 2015. While at Kennametal Inc., Mr. Stas also served as Chief Financial Officer of the Industrial Business Group, Chief Financial Officer of Kennametal Europe GmbH, Director of Global Manufacturing Finance, Controller of Metalworking Americas, and Senior Financial Analyst for Global Financial Sales and Marketing from 1997 to 1999. Prior to joining Kennametal Inc., Mr. Stas worked for DuPont Co. as a Plant Controller, Accountant and Team Leader from 1991 to 1997. Mr. Stas received an M.B.A. from Duquesne University and a B.S. in Business Administration from Drexel University.

Rodney O. Aulick became our Executive Vice President, Integrated Solutions and Services Segment President in October 2018 as a result of the reorganization of our business from a three-segment structure to a two-segment operating model. Prior to our segment realignment, Mr. Aulick served as our Executive Vice President, Industrial Segment President from October 2015 to October 2018, and as president of our former Products & Technologies Division from June 2014 to October 2015. Mr. Aulick began his career in the water treatment industry in 1997 at Chem-Aqua, a specialty chemical company in water treatment, where he held the position of regional manager. He subsequently joined USFilter Corporation, a predecessor of Evoqua, as a field services regional manager in 2001 and succeeded to positions of increasing responsibility at USFilter Corporation and its successor Siemens Water Technologies, including as Vice President of the Light Industry Segment from 2008 to 2011 and the Industrial Equipment Division from 2011 to 2014. Mr. Aulick attended Northwestern University, Kellogg School of Management’s Executive Management Program from 2001 to 2003.

Snehal A. Desai has served as our Executive Vice President, Chief Growth Officer since January 2018. Prior to joining Evoqua, Mr. Desai was the global business director for Dow Water & Process Solutions. Earlier in his career at Dow, where he worked for more than 20 years across two periods, Mr. Desai held various positions in sales, marketing, business development, and technical service and development. Prior to joining Dow, Mr. Desai led commercial and business development for Segetis, and was vice president and chief marketing officer of NatureWorks LLC. Mr. Desai currently serves on the board of directors of US Water Alliance and on the board of trustees of Chatham University. Mr. Desai received an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.A. in Chemistry and Chemical Engineering from the University of Michigan.

Hervé P. Fages joined Evoqua as Executive Vice President, Applied Product Technologies Segment President in March 2019. Mr. Fages brings more than 25 years of industrial market experience to Evoqua. From July 2017 to

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March 2019, Mr. Fages was President, Connected Building and Building Management Systems, at Honeywell International Inc. From May 2004 to July 2017, Mr. Fages served in various managerial and business development roles at Schneider Electric, including as Chief Executive Officer of its Pelco business unit, a security and surveillance technologies provider. Mr. Fages holds a B.S. in Marketing and Business Administration from the University of Montpellier, France.

Vincent Grieco has served as our Executive Vice President, General Counsel and Secretary since January 2015. Mr. Grieco was appointed as acting General Counsel at the inception of our Company in January 2014 after working the majority of his career in the water treatment industry. He joined USFilter Corporation in January 2003 as Senior Counsel and, following the acquisition of USFilter Corporation by Siemens Corp. in 2004, continued as legal counsel to Siemens Water Technologies, the group of legal entities comprising the predecessor to Evoqua. Prior to joining USFilter Corporation, Mr. Grieco was a member of the business and finance section of Morgan Lewis & Bockius LLP from 1997 to 2002 and at Dickie, McCamey & Chilcote, P.C. from 1993 to 1997. Mr. Grieco received a J.D. from the University of Virginia School of Law and received a B.S. in Economics from St. Vincent College.

James M. Kohosek has served as our Executive Vice President, Chief Administrative Officer since January 2018. Since joining Evoqua in January 2016, Mr. Kohosek has held various leadership roles, including president of our former Products & Technologies Division and Business Operations (January 2017 to December 2017); Vice President and General Manager, Wallace & Tiernan® Systems brand (June 2016 to December 2016); and Vice President, Strategy (January 2016 to May 2016). Prior to joining Evoqua, Mr. Kohosek was employed in senior management positions at global industrial and manufacturing companies. From 2008 to 2015, Mr. Kohosek was employed at Kennametal Inc. (NYSE: KMT) as VP of Kennametal and President, Infrastructure Division and as Vice President of the Transportation Business Unit and General Industrial Business Unit and as Chief Financial Officer of the Advanced Materials Group. Mr. Kohosek also was Vice President and Chief Financial Officer, Industrial Technologies Sector of Ingersoll Rand plc (NYSE: IR) from 2002 to 2007 and President of Westinghouse Communications from 1998 to 2001. Mr. Kohosek received a B.S.B.A. in Accounting and a B.S.B.A. in Finance, both from Shippensburg University.

Anthony J. Webster has served as our Executive Vice President, Chief Human Resources Officer since March 2016. Prior to joining Evoqua, Mr. Webster served as Vice President of Human Resources, Europe & Americas, for Glaxo Smith Kline Consumer Health, a joint venture between Novartis and Glaxo Smith Kline plc, from 2015 to 2016; and as Senior Vice President and Global Head of Human Resources for Novartis Consumer Health (NYSE: NVS) from 2011 to 2015. Mr. Webster has held senior human resources roles with numerous companies, including as Regional Vice President, Human Resources, EMEA for Bristol-Myers Squibb from 2008 to 2011; as Senior Director, Research & Development for Bristol-Myers Squibb from 2006 to 2008; as Director, Human Resources, Latin America & Canada for Bristol-Myers Squibb from 2004 to 2006; as Director, Global Business Support Functions for Mead Johnson Nutritionals from 2001 to 2004; in senior human resources and labor relations management capacities for Phelps Dodge Corporation from 1994 to 2001; and as Manager, Human Resources for Consolidation Coal Co. from 1992 to 1994. Mr. Webster received an M.S. in Industrial and Labor Relations and a B.S. in Business Administration from West Virginia University.

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Proposal 2—Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders to approve the compensation of our named executive officers for the 2020 fiscal year, as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our overall compensation policies and procedures relating to the named executive officers.

As described in detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Compensation Committee oversees our compensation program and the compensation awarded to our executive officers; adopts changes to the program; and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include:

•	attracting and retaining top-level, talented leaders who reflect our culture of high performance, growth and accountability;

•	motivating our leaders to create long-term value for our stockholders; and

•	aligning pay to performance.

We are asking you to indicate your support for our named executive officer compensation as described in this Proxy Statement. We believe the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, our Board recommends that the Company’s stockholders vote “FOR” the following resolution to approve, on an advisory basis, the compensation of our named executive officers:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved on an advisory basis.

Under our Third Amended and Restated Bylaws, the above resolution will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions will have the same effect as a vote “AGAINST” the proposal. Non-votes by brokers, banks and other nominee holders of record will not be counted as votes “FOR” or “AGAINST” the above resolution.

Although this vote is advisory, the Board of Directors and the Compensation Committee intend to consider the results of the vote, as well as other relevant factors, as we continue to evolve our executive compensation program.

We intend to hold this non-binding advisory vote every year, consistent with the preference expressed by our stockholders who voted at our 2019 annual meeting to conduct this vote on an annual basis; and we will continue to do so until we hold our next vote on the frequency of say-on-pay proposals in 2025.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR”
PROPOSAL 2 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO OUR
NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE SEC’S COMPENSATION DISCLOSURE RULES.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Vision. Evoqua’s vision is to be the world’s first choice for water treatment solutions. As we strive to be the most trusted and complete source of water treatment solutions across industrial, commercial and municipal end markets, we believe our ability to refine and leverage our knowledge about our customers’ operations and production processes will continue to be a differentiator. Investing in our talent is critical to enabling us to deliver value to our customers and stockholders, and that guides our executive compensation philosophy: to build a compelling, market-based and flexible total compensation program which is strongly aligned with the interests of our stockholders and connected to key performance goals.

We believe this philosophy has helped us attract, engage and motivate the leadership needed for our business. In the past seven years since its inception, Evoqua has continuously worked to build a sustainable business that can deliver increased value to its customers and stockholders.

The Prior Seven Years: How Far We’ve Come With Our Business

2014 to 2017

• Inception of Evoqua through the acquisition of a group of water technologies companies from Siemens Aktiengesellschaft

• Organizational restructuring to achieve an overall lower cost structure, operational efficiencies and improved accountability and responsiveness

Strategic acquisitions are an important part of our growth strategy:

• Enhance our technologies portfolio;

• Increase our critical mass in existing markets;

• Expand into new geographies and new end market verticals;

• Opportunities to leverage our existing customer relationships, best-in-class channels to market and ability to rapidly commercialize acquired technologies

2017	• Initial public offering and listing of our common stock on the New York Stock Exchange
2018

• Organizational restructuring from a three-segment to two-segment operating model that better aligns with our two primary sales channels; operational changes to enhance our recurring revenue business model and revenue visibility

2019

• Divestiture of our non-core, capital intensive Memcor® product line and business for an aggregate purchase price of $131 million (following adjustments for cash and net working capital) and used the net proceeds to pay down $100 million of debt

• Expansion of Water One® digital services offering

2020

• Reduction in year-over-year net leverage ratio from 3.8x to 3.0x

• Reduction in number of manufacturing facilities from 16 to 10 as part of our ongoing plan to rationalize our footprint and create “centers of excellence” to optimize business processes

• Implementation of employee health and safety protocols and business resiliency programs, including managing for cash conservation and liquidity, in response to COVID-19

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Adapting to COVID-19. In early 2020, the COVID-19 pandemic became a global emergency and prompted a widespread economic shutdown. This compelled us to reassess our business, how we operate, and our near-term goals. Along with the rest of the world, we were confronted with massive uncertainty and critical questions about how best to manage our organization. We have prioritized protecting the safety of our employees and stakeholders, taking actions to ensure the resiliency of our business and managing the business for liquidity. Through careful business management, including tactics to reduce costs and increase cash conservation and liquidity, to date we have successfully avoided layoffs, furloughs and salary reductions among our workforce due to COVID-19, while being able to maintain our business operations.

Because we are deemed an essential business under US federal and local standards, we also acted quickly to devote resources to buying personal protective equipment (PPE) and developing procedures to safely maintain continuity of operations throughout our nationwide network of manufacturing and service facilities. We made significant

For example, we reduced marketing and travel activity; deferred headcount additions; temporarily suspended our 401(k) plan matching contributions and merit-based salary increases; adopted a more selective approach to certain sales opportunities and projects; and enhanced our procedures and resources for collecting and monitoring cash, including through reallocation of underutilized sales and other personnel to the collections function (and otherwise to maintain productivity levels and employee engagement).

investments with respect to PPE, disinfection protocols and medical management; and significant investments of time to preserve our safety record and safe operations. This allowed our manufacturing and service technicians to continue performing the essential work of our business, under adaptations for more time-intensive hygiene and safety protocols. Through our frontline personnel, we have been able to help our customers’ operations, including hospitals and testing labs, stay online during difficult times. In recognition of their important work, we paid one-time bonuses to service technicians facing particularly rigorous service schedules.

Looking Forward. Despite the unprecedented nature of the COVID-19 pandemic, our business has been very adaptable in various ways to the changed circumstances created by the pandemic. For example, our IT security monitoring infrastructure, protection technologies and processes were developed for a highly mobile workforce. This allowed our employees to transition immediately to remote working practices, where feasible. We pivoted quickly to make technology-based enhancements to our sales process. We are piloting different tools in our virtual sales and service efforts, including providing remote assistance to our customers through mobile and wearable devices; facilitating remote selling and remote selling skills through platforms for virtual collaboration and eLearning; and expanding our e-commerce capabilities. Additionally, a key feature of Water One® services, our digitally connected and enabled remote monitoring service platform, is our ability to minimize in-person service visits to customer facilities. Water One uses powerful real-time, predictive analytics and 24-7 data intelligence to continually improve water operations management and offer our customers opportunities for system optimization, as well as proactive service and simplified billing by usage and pricing.

Reshaping Our Business

• In early fiscal 2019, we reorganized our former three-segment structure to a two-segment structure that aligns our business with how our customers purchase products and services; and we believe our operating results, particularly our order growth and sales volume, have been more resilient due to this simplified structure.

• In December 2019, we sold our non-core, capital intensive Memcor® product line and business to DuPont for an aggregate purchase price of $131 million, following adjustments for cash and net working capital, and used the net proceeds to pay down $100 million of debt, significantly reducing our net leverage ratio.

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We believe our streamlined operations, combined with the resiliency of our recurring revenue business model, the diversity and breadth of our customer end markets and our unique mix of products and services, allowed the Company’s share price to quickly begin recovering shareholder value after the share price declines caused by the initial investor reactions to the COVID-19 pandemic. Our actions in response to the COVID-19 pandemic and strong operating performance over the course of the 2020 fiscal year have also allowed us to continue to build cash and further reduce our net leverage ratio to 3.0x at the end of fiscal 2020. We believe the actions we took in response to the COVID-19 pandemic, together with the strategic reshaping of our business in recent years and our technology-first mindset, will position us well to take advantage of opportunities both during and after the pandemic, and continue the long-term, viable growth of our business.

Performance Results in Fiscal 2020. The heightened focus on employee health and safety, cash conservation, liquidity and business continuity in response to the COVID-19 pandemic changed our perspective and approach to our 2020 operating plan from what we originally envisioned in the Fall of 2019.

However, we believe our fiscal 2020 performance showcases the resilience and strength of our business model, and important growing capabilities with respect to management of our products and services portfolio. Despite the overall uneven customer demand in our primary end markets due to the COVID-19 pandemic, we delivered strong performance on the key metrics we use as the basis for our executive compensation program, revenue, Adjusted EBITDA and Adjusted Free Cash Flow, as shown below.

FY20 Revenue $1.43 B Slight decrease (1.0%) from FY19	FY20 Net Income $114.4 M vs. $8.5 M net loss in FY19	FY20 Operating Cash Flow $158.4 M 26.5% improvement over FY19

FY20 Organic Revenue (non-GAAP) 1.5% improvement over FY19	FY20 Adjusted EBITDA $239.6 M (non-GAAP) 2.0% improvement over FY19	FY20 Adjusted Free Cash Flow $115.8 M (non-GAAP) 12.2% improvement over FY19

In particular, we were pleased to achieve above-target profitability (100.8% of target) in fiscal 2020 under these unfavorable conditions. This achievement allowed for a payout under our annual incentive plan – the first since our initial public offering – to our executive leadership and other participating employees.

Note regarding non-GAAP financial measures: Adjusted EBITDA, Adjusted Free Cash Flow, organic revenue and net leverage are non-GAAP financial measures. A definition of these and other non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, and a reconciliation to the most directly comparable financial measures presented in accordance with GAAP can be found in Appendix A.

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Core Objectives of Our Compensation Philosophy

Instill a sense of ownership and pride in Evoqua in order to drive excellence	Create market-competitive compensation opportunities to attract and retain executives who reflect our culture of high performance, growth and accountability	Support overall alignment of pay and performance, while considering retention of key talent	Instill the values of teamwork and respect

Fiscal 2020 Compensation Highlights

The following are some of the highlights of our fiscal 2020 executive compensation program:

•	Our management team was rewarded for executing against a specific long-term strategic goal as well as short-term operating goals:

•

One-time cash payments were made in respect of the successful sale of our Memcor® product line and business for an aggregate purchase price of $131 million in cash (following adjustments for cash and net working capital).

•	Above-target payout was authorized under our annual incentive plan for achievement of above-target profitability (100.8%) based on the Evoqua Global Adjusted EBITDA performance metric.

•

We exceeded our Adjusted Free Cash Flow performance goal target despite unprecedented economic challenges arising out of the COVID-19 pandemic. We achieved performance at 104.0% of target, representing a 12.2% improvement over fiscal 2019 performance.

•

The average closing price of a share of Company common stock was $18.31 in fiscal 2020 versus $12.88 in fiscal 2019, reflecting management’s execution on key operating improvements and creation of long-term value for stockholders.

•

We amended our omnibus equity compensation plan with stockholder approval in February 2020, including enhancements to governance and compensation practices that support stockholders’ interests, such as the following:

•	Minimum 1-year vesting requirement for awards, with limited exceptions;

•	No dividends or dividend equivalents can be payable until the underlying awards vest; and

•

No automatic single-trigger vesting of unvested equity in the event of a change-in-control, except in the circumstance where a successor company does not assume or replace the outstanding equity awards in connection with the change-in-control.

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Executive Compensation Practices

WHAT WE DO

Pay for Performance. Approximately 66-82% of our executives’ compensation is variable compensation, and 18-20% of our executives’ compensation is tied directly to specified performance goals.

Robust Stock Ownership Guidelines.

We have stock ownership guidelines for executive officers to instill pride in, and a sense of, Company ownership, and to align the interests of management and our stockholders.

Annual “Say-on-Pay” Vote. We seek an annual non-binding advisory vote from our stockholders to approve compensation paid to our NEOs as disclosed in our proxy statement.	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant and reassesses the consultant’s independence annually.

Encourage Long-Term Outlook. Long-term awards have a four-year vesting period.	Balanced Short-Term Incentives. We establish clear, measurable and appropriately rigorous performance goals and targets, and cap the maximum payouts under our short-term incentive plan.

Double Trigger Vesting Acceleration.

Awards under our current equity incentive plan will vest upon a change-in-control only if the award recipient is terminated without cause within a specified time period following the change-in-control.

Clawback Policy.

We adopted a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct that has caused economic or reputational damage to the Company.

Minimum Vesting Requirement. Generally, any award granted under our current equity incentive plan will be subject to at least a one-year minimum vesting requirement.

Multi-Dimensional Performance Assessments.

Performance assessments under our annual incentive plan are multi-dimensional and encompass the Company’s cash flow statement, earnings statement, and indirectly, market performance, through use of options.

WHAT WE DON’T DO

Hedging/Pledging of Company Stock. We prohibit our officers and directors from hedging, margining, pledging, short-selling or publicly trading options in our stock.	Excessive Perquisites. We do not provide reimbursement to our NEOs for any perquisites beyond a prescribed limited cap.

Dividends on Unvested Equity Awards. We do not pay dividends on unvested equity awards, including options, restricted stock and performance shares.	Repricing or Exchange of Underwater Options. We prohibit share repricing without stockholder approval.

Excise Tax Gross-ups. We do not pay excise tax gross-ups on change-in-control payments.	Single Trigger Vesting Acceleration. No awards granted under our current plan will vest solely because of a change-in-control of the Company.

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The discussion that follows describes the fiscal 2020 executive compensation program for the named executive officers listed below:

Name	Title
Ron C. Keating	President, Chief Executive Officer and Director
Benedict J. Stas	Executive Vice President, Chief Financial Officer and Treasurer
Rodney O. Aulick	Executive Vice President, Integrated Solutions and Services Segment President
Hervé P. Fages	Executive Vice President, Applied Product Technologies Segment President
Snehal A. Desai	Executive Vice President, Chief Growth Officer

Compensation Philosophy and Objectives

Compensation Principles

Our executive compensation program is designed to attract and retain talent in our industry with the greatest potential to ensure we execute on the Company’s business goals to promote both short- and long-term profitable growth of the Company, and to create long-term stockholder value. To this end, our program is guided by the following principles:

Pay for Performance	A significant portion of each NEO’s total compensation should be at-risk and performance-based with metrics aligned to the Company’s short-term and long-term financial results and business strategy, reflecting the Company’s high-performance culture, accountability and high-growth trajectory.

Stockholder Alignment	NEOs should be compensated through pay elements designed to align directly with the long-term interests of our stockholders, and our executives should share with our stockholders in the performance and value of the Company, cultivating ownership of the Company’s vision and strategic direction.

Attraction and Retention	The executive compensation program should provide overall target compensation that is market-competitive and enables the Company to attract and retain high-caliber talent.

Simplified Approach	The executive compensation program should foster growth and motivation through a straightforward, flexible and clear approach to compensation design.

Oversight by the Compensation Committee

The Compensation Committee is responsible for oversight of the executive compensation arrangements for our executive officers, including our NEOs, and exercises these duties with the overall intent of structuring future compensation in a way that provides fair and reasonable compensation to our executive officers based on their performance and contributions to the Company; keeps their focus on long-term Company growth; instills in them a long-term commitment to the Company; and aligns their interests with the interests of our stockholders.

The Compensation Committee has the authority to approve, adopt, administer, interpret, amend, suspend and terminate compensation plans applicable to our executive officers, and meets throughout the fiscal year to assess, revise as appropriate, and ultimately determine the compensation packages for our executive officers. At the request of the Compensation Committee, these meetings are also attended by the Chief Executive Officer, the Chief Human Resources Officer and representatives of the Compensation Committee’s compensation consultant.

Prior Year Say-on-Pay Vote

Following our 2020 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the stockholder advisory vote, or “say-on-pay” vote, that was held at the 2020 Annual Meeting with respect to the

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compensation of our NEOs for the 2019 fiscal year. Approximately 96% of the votes cast on the say-on-pay proposal were voted in support of the compensation of our NEOs, and we believe this affirms the steps we are taking to align our NEOs’ compensation with our stockholders’ interests.

Role of the Independent Compensation Consultant

The Compensation Committee obtains advice from an independent compensation consultant on all matters related to compensation design decisions for our executive officers. For fiscal 2020, the Compensation Committee continued the engagement of Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian provides the Compensation Committee with relevant market data, current updates regarding trends in executive compensation, and advice with respect to program design. Meridian also provides specific compensation recommendations for the Chief Executive Officer and feedback on compensation recommendations made by the Chief Executive Officer for executives other than the Chief Executive Officer.

Each year, prior to setting executive compensation for the next fiscal year, the Compensation Committee receives information about the independence and potential conflicts of interest of its compensation consultant and evaluates the consultant’s independence. In fiscal 2020, the Compensation Committee concluded that Meridian is independent and its work has not raised any conflicts of interest. Meridian reports to the Compensation Committee, does not perform any other services for the Company, and has no economic or other ties to the Company or the management team that could compromise its independence or objectivity.

Fiscal 2020 Peer Group

Throughout the compensation setting process, the Compensation Committee solicited information from Meridian about compensation practices across a group of peer companies used as a general comparator group:

Peer Company	GICS Subindustry	Revenue (Trailing 12 months) (in millions)	6-Month Average Market Cap (as of June 30, 2020) (in millions)
ITT Inc.	Industrial Machinery	$2,814	$5,042
Donaldson Company, Inc.	Industrial Machinery	$2,691	$5,914
Itron, Inc.	Electronic Equipment and Instruments	$2,486	$2,795
IDEX Corporation	Industrial Machinery	$2,467	$11,768
Kennametal Inc.	Industrial Machinery	$2,110	$2,250
Altra Industrial Motion Corp.	Industrial Machinery	$1,786	$1,822
Advanced Drainage Systems, Inc.	Building Products	$1,674	$2,803
Watts Water Technologies, Inc.	Industrial Machinery	$1,594	$2,986
Forterra, Inc.	Construction Materials	$1,569	$639
SPX FLOW, Inc.	Industrial Machinery	$1,423	$1,515
Chart Industries, Inc.	Industrial Machinery	$1,331	$1,642
Franklin Electric Co., Inc.	Industrial Machinery	$1,291	$2,431
Mueller Water Products, Inc.	Industrial Machinery	$1,012	$1,578
Enerpac Tool Group Corp.	Industrial Machinery	$540	$1,176
Badger Meter, Inc.	Electronic Equipment and Instruments	$428	$1,753
Milacron Holdings Corp.(1)	Industrial Machinery	—	—

(1)	Milacron Holdings Corp. was acquired by Hillenbrand, Inc. in November 2019, but remained in the comparator group because of availability of its compensation data from its 2019 proxy statement.

The comparator group consists of 16 publicly traded companies which reflect the Company’s business competitors and business strategy, with revenues for the trailing twelve months ranging from approximately 33% to 300% of the Company’s revenues. The comparator group was constructed to position the Company within a reasonable range of the median of the peer companies.

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These peer companies were initially selected in November 2018 as the comparator group for the fiscal 2019 executive compensation program. The selection criteria were developed by Meridian after obtaining management’s views on the Company’s competitors for executive talent and consideration of other relevant factors. The comparator group is intended to represent the most appropriate peers which are industry-relevant competitors of the Company for the same executive talent; the Compensation Committee believes there are no public companies that provide the full scope of water and wastewater treatment products, solutions and services which the Company offers. The size and composition of the comparator group are intended to allow for more robust sampling across all executive positions; to ensure all peer companies have industry relevance; and to ensure an appropriate range with respect to size of peers. Additionally, the Committee uses information regarding compensation practices across a broader survey of manufacturing companies to provide greater context for the comparator group information.

The Compensation Committee reassessed the comparator group in August 2019, prior to commencing work on the fiscal 2020 executive compensation program. Based on the recommendation of Meridian, the Compensation Committee determined that this comparator group remained reasonable and appropriate for purposes of the fiscal 2020 executive compensation program.

Fiscal 2020 Compensation Determination Process

Each year, the Compensation Committee reexamines the Company’s executive compensation program to establish the appropriate mix and level of pay elements for the next fiscal year. This review process generally commences in August, in conjunction with the Board’s annual review of the next fiscal year’s annual and long-term business and strategic plans with management and continues into the first quarter of the new fiscal year. During the first quarter of the new fiscal year, after considering the analyses, recommendations and other information provided by its advisors, the Compensation Committee identifies the incentive plans, award levels and performance goals that it believes will establish a clear connection between compensation and execution on the Company’s business goals for the new fiscal year. At the conclusion of this process, which is typically in the last month of that first fiscal quarter, the Compensation Committee establishes the individual participation levels in the compensation plans, including base salary determinations, for the CEO and other members of the Executive Leadership Team, and the guidelines for participation levels of other eligible employees. Typically, at this time, the Compensation Committee also reviews the Company’s year-end financial results for the most recently completed fiscal year to determine the extent to which performance-based compensation has been earned under awards that have measurement periods based on such most recently completed fiscal year.

To ensure our executive compensation program remains flexible, the Compensation Committee may exercise discretion to adjust compensation to meet business needs and preserve a clear connection between compensation and performance. As discussed below, during fiscal 2020 the Compensation Committee found it appropriate to reevaluate the compensation structure to fairly recognize the NEOs’ leadership in achieving critical business goals that changed during the course of fiscal 2020.

At the end of December 2019, the Compensation Committee approved a one-time discretionary cash payment to a number of employees, including the NEOs, for the Company’s achievement of a key strategic goal. As previously disclosed, in December 2019 the Company sold its non-core, capital-intensive Memcor® product line and related business, or the “Memcor business,” to DuPont de Nemours, Inc. (“DuPont”). Divestiture of this business had long been identified by management as a key transaction that could give the Company greater resources to build and refine the suite of products and solutions that represent its core value proposition and, with net proceeds from the transaction, enable the Company to significantly reduce its net leverage ratio from its then-current level of 3.8x. The Compensation Committee also considered the significant efforts of, and results achieved by, the NEOs and other employees, including: the multi-year effort needed for the turnaround and management of the Memcor business since assuming that business from Siemens Aktiengesellschaft in January 2014; the successful marketing of the Memcor business which resulted in an aggregate purchase price of $131 million in cash (following adjustments for cash and net working capital), an attractive multiple of earnings for the Memcor business; and the fact that the Company would continue to have the ability to design, source and assemble membrane-based systems for its customers through DuPont.

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As the COVID-19 pandemic became a global emergency in early 2020, our full Board and management engaged in developing the Company’s response plan. The consistent focus of the Company’s annual operating plan has been pursuit of revenue growth and market penetration. However, to preserve business continuity, our Board and management led an organization-wide recalibration of our operations, planning and strategy to prioritize protection of the safety of our employees and stakeholders, taking actions to ensure the resiliency of our business and managing the business for liquidity. The Company focused on securing supplies of PPE, development of enhanced cash monitoring and collection procedures and reduction of costs. Additionally, throughout the latter half of the 2020 fiscal year, the Compensation Committee considered the impact of the pandemic on the strategy of the Company and resulting implications on executive pay programs. Our full Board monitored the Company’s efforts to preserve business continuity, maintain engagement with employees, conserve cash and strengthen the Company’s financial condition. After the end of the 2020 fiscal year, the Compensation Committee assessed the impact of the operational changes carried out by the Company, together with the strong performance achieved by the Company in fiscal 2020, in spite of the continuing uncertainties growing out of the pandemic. Based on this review and after consulting with Meridian, the Compensation Committee determined it was appropriate to measure management’s performance under the 2020 annual incentive plan by reallocating the relative weightings of the performance goals to emphasize the goal based on cash flow performance, as described below under “—AIP Performance Metrics and Goals.” By making this adjustment, the Compensation Committee believed that annual incentive payouts would better reflect the dramatically changed circumstances that resulted from the pandemic and maintain a clear connection between revised priorities, operating performance against those revised priorities, and resulting compensation.

Principal Components of Executive Compensation

Our NEOs receive, or have the opportunity to receive, three principal forms of compensation—base salary, short-term annual incentives and long-term equity-based incentives.

Compensation Component	Time Horizon	Overview	Objectives
Base Salary	1 year	Fixed compensation that is reviewed and established at least annually.	To provide our NEOs with a predictable, fixed compensation at a level that is in line with market practice. Compensates for the core responsibilities of the job.
Short-Term Annual Incentives	1 year	Variable compensation that is based on achievement of annual Company (and, in some cases, Business Segment) performance goals.	To reward the NEOs for achieving critical, short-term financial performance goals.
Long-Term Incentives	4 years	Variable compensation that is tied to the Company’s long-term growth.	To focus on driving long-term shareholder value creation, provide strong alignment between stockholders and executives, and support the Company’s retention strategy.

The Compensation Committee does not maintain any formal policy or formula for allocating the mix of compensation as it believes it is more important to remain flexible to respond to business needs and shifts in the marketplace in which the Company must compete to recruit and retain executive talent. Therefore, the Compensation Committee retains the authority to review our NEOs’ compensation periodically and to use its discretion to adjust the mix of compensation and the amount of any element of compensation as it deems appropriate for each NEO.

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The charts below illustrate the allocation of the principal compensation components for our NEOs for fiscal 2020.

EVOQUA CEO TARGET COMPENSATION	AVERAGE OF OTHER EVOQUA NAMED EXECUTIVE OFFICERS TARGET COMPENSATION

Fiscal 2020 Mix of Compensation Elements

Base Salary

We believe that base salary plays an important role in attracting and retaining top executive talent by providing executives with a predictable level of income. Base salaries represent a fixed portion of our NEOs’ compensation and vary, principally based on job responsibility. The Compensation Committee generally reviews our NEOs’ base salaries annually on a calendar year cycle. This review typically occurs in December of each year with any adjustments being effective usually as of January 1 of the new calendar year. This timing coordinates with the Compensation Committee’s determination of the other material elements of direct compensation, e.g., incentive plan design, award levels and performance goals for the full fiscal year. The Compensation Committee considers, among other factors, market data, the level of the executive’s compensation (individually and relative to the other executives), the length of the executive’s tenure, the level of the executive’s performance and, for the base salaries of executives other than our Chief Executive Officer, the recommendations of our Chief Executive Officer. Additionally, the Compensation Committee may authorize periodic base salary adjustments in connection with an NEO’s promotion or change in job responsibility or when otherwise necessary for equitable reasons.

Based on this evaluation, in December 2019 the Compensation Committee approved base salary increases for the NEOs in relation to the market value for comparable positions. All increases became effective January 1, 2020.

Named Executive Officer	Base Salary—2020 Calendar Year ($)	Base Salary—2019 Calendar Year ($)
Ron C. Keating	875,000	827,367
Benedict J. Stas	479,700	410,000
Hervé P. Fages	442,900	430,000	(1)
Rodney O. Aulick	431,250	375,000
Snehal A. Desai	380,800	340,000

(1)	Reflects annualized base salary for full year 2019. Mr. Fages joined our Company on March 1, 2019.

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Short-Term Annual Incentives

The Company maintains the Evoqua Short-Term Incentive Plan under the Evoqua Water Technologies Corp. Annual Incentive Plan (the “AIP”) to provide performance-oriented incentive pay opportunities to the Company’s executives, including our NEOs. The purpose of the AIP is to drive the Company’s annual performance through variable pay opportunities linked to the Company’s annual operating plan. Payouts under the AIP to our NEOs are based on achievement of predetermined Company-wide annual goals and, as applicable, predetermined Segment-based annual goals. Similar to prior years, the AIP for fiscal 2020 provided that an annual bonus pool would be established and funded based solely on the Compensation Committee’s determination that at least 95% of the Company-wide Adjusted EBITDA goal for the relevant fiscal year (including an amount equal to the fiscal 2020 budgeted expense for the AIP, or “AIP expense”) has been achieved.

Individual Bonus Opportunity

We did not increase our target percentages for annual incentive awards in fiscal 2020, which are measured as a percentage of base salary. We concluded that the fiscal 2019 target bonus levels established for all NEOs remained appropriate for fiscal 2020, and no adjustments were made to their target incentive levels for fiscal 2020.

Name	Target	Change from Fiscal 2019
Ron C. Keating	100%	0%
Benedict J. Stas	70%	0%
Hervé P. Fages	60%	0%
Rodney O. Aulick	60%	0%
Snehal A. Desai	50%	0%

The general method of calculating the cash value of the NEOs’ annual incentive payouts is set forth below:

Formula

Base Salary ($)	X	Target Bonus Opportunity (%)	X	Weighted Achievement Level (% of Target)	=	Annual Incentive Payout ($)

AIP Performance Metrics and Goals

Our AIP is largely designed around company-wide performance goals which are tied directly to financial performance goals under the Company’s annual operating plan. We believe this emphasis on company-wide goals fosters a culture of teamwork and organizational purpose.

The Compensation Committee approved the fiscal 2020 plan design in December 2019. As was the case with the fiscal 2019 annual incentive plan, the Compensation Committee used the financial performance metrics of Adjusted EBITDA, Sales, Adjusted Free Cash Flow and Segment Adjusted EBITDA (i.e., ISS Segment Adjusted EBITDA and APT Segment Adjusted EBITDA) as the performance metrics, so that the performance goals would correspond to the principal financial performance goals under the Company’s fiscal 2020 operating plan at that time.

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Consistent with the fiscal 2019 annual incentive plan, the performance goals under the fiscal 2020 annual incentive plan were initially weighted as follows:

Messrs. Keating, Stas and Desai:	60% Evoqua Global Adjusted EBITDA 20% Evoqua Global Adjusted Free Cash Flow 20% Evoqua Global Sales

Messrs. Aulick and Fages:	20% Evoqua Global Adjusted EBITDA 40% Segment Adjusted EBITDA 20% Evoqua Global Adjusted Free Cash Flow 20% Evoqua Global Sales

However, as the COVID-19 pandemic emerged in early 2020, at the Board’s direction, Company management shifted its operating focus, prioritizing employee and customer health and safety, business continuity and liquidity. The Company reallocated various personnel and other resources to focus on collecting and conserving cash, securing supplies of personal protective equipment (PPE) and developing disinfection and safety protocols and medical management resources. The Company also adopted a more selective approach to certain sales opportunities and projects.

At the end of fiscal 2020, the Compensation Committee determined that it would be more equitable and appropriate for performance to be measured under the AIP in a manner consistent with the mid-year shift in the corporate priorities in response to the COVID-19 pandemic. Accordingly, when measuring performance under the AIP, the Compensation Committee determined not to put any weighting on the original sales goals, but rather place greater emphasis on the weighting of cash flow goals, as follows:

Messrs. Keating, Stas and Desai:	60% Evoqua Global Adjusted EBITDA 40% Evoqua Global Adjusted Free Cash Flow

Messrs. Aulick and Fages:	20% Evoqua Global Adjusted EBITDA 40% Segment Adjusted EBITDA 40% Evoqua Global Adjusted Free Cash Flow

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These financial performance metrics guided our annual incentive plan in the manner described below. As indicated, certain performance metrics we use are non-GAAP measures. See page 46 of this Proxy Statement for information about how these metrics were calculated for our annual incentive plan. We also use these metrics in our financial reporting. See Appendix A of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for information about how these metrics are used and calculated in our financial reporting.

			Relative Weighting
	Financial performance metric	Who does it apply to	Keating Stas Desai	Aulick Fages	What it is	Why it is used in our annual operating plan	How did COVID-19 impact it
Company-wide	Evoqua Global Adjusted Free Cash Flow (non-GAAP)	All NEOs	40%	40%	Net cash from operating activities, less capital expenditures and adjusted for certain other items that management believes are not related to our ongoing operations and performance. This does not consider certain non-discretionary cash payments, such as debt.	Indicator of operational efficiency and cash available for growth opportunities, repayment of debt and other beneficial capital actions.	Became our principal financial goal—to optimize collection and conservation of cash; enhance balance sheet strength and liquidity
Company-wide	Evoqua Global Adjusted EBITDA (non-GAAP)	All NEOs	60%	20%	Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted to exclude certain other items, including restructuring costs, stock-based compensation, transaction costs and certain other gains or losses.	Indicator of the effectiveness of our business strategies and profitability of our operations	Continued to be an overarching financial goal as a measure of effectiveness of our business management
Segment	Segment Adjusted EBITDA (non-GAAP)	Segment Presidents (Messrs. Aulick and Fages)	0%	40%	EBITDA of the applicable operating segment, as adjusted to exclude charges of the type described above that are presented within corporate activities.	Indicator of the effectiveness of Segment business strategies and profitability of Segment operations	Continued to be an overarching financial goal as a measure of the effectiveness of our business management
Company-wide	Evoqua Global Sales	All NEOs	0%	0%	Revenue generated by sales of our products and services	Indicator of our market penetration and commercial excellence as well as customer demand for our products and services	Due to the shift in priorities under our 2020 operating plan to emphasize liquidity goals, its relative weighting was reallocated to Global Adjusted Free Cash Flow

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Achievement Levels

The tables below set forth the achievement levels and corresponding payouts (expressed as a percentage of target bonus) established under the fiscal 2020 AIP with respect to each performance goal that is applicable to our NEOs. Interpolation is used to determine the payout percentages for results that fall between the achievement rates shown.

	Below Threshold		Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout	Performance(1)	Payout
Evoqua Global Adjusted EBITDA	Less than 95%	0%	95%	25%	100%	100%	Up to 109%	200%	(capped)
Evoqua Global Adjusted Free Cash Flow	Less than 91%	0%	91%	20%	100%	100%	—	—
Segment Adjusted EBITDA	Less than 95%	0%	95%	25%	100%	100%	—	—

(1)

Upon achieving 100% of target for each performance metric, additional bonus amounts up to a maximum of 200% of target payout may be earned based on outperformance of the performance goal of Evoqua Global Adjusted EBITDA.

Post-Year End Determinations

As discussed above, after the end of fiscal 2020 the Compensation Committee reevaluated the weighting of the fiscal 2020 performance goals against the operating results achieved by the Company in this performance period.

Despite the challenges arising out of the COVID-19 pandemic, the Company’s overall performance in fiscal 2020 was stronger than anticipated. The Company achieved excellent financial and non-financial performance outcomes, which demonstrate the value and quality of execution of the strategic initiatives and operating improvements instituted by management over the past several years to build a more resilient business. These outcomes reflect the organization’s capacity to respond to and manage the operating challenges in a disciplined manner to continue making positive gains in profitability. The Company also demonstrated its ability to return value to its stockholders in fiscal 2020, as the average closing price of a share of Company common stock was $18.31 in fiscal 2020 versus $12.88 in fiscal 2019.

Financial performance outcomes:

•	Revenue of $1.43 billion in fiscal 2020, representing a (1.0%) change from the prior year;

•	Non-GAAP organic revenue grew by 1.5% in fiscal 2020;

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•

Net Income of $114.4 million and non-GAAP Adjusted EBITDA of $239.6 million in fiscal 2020, representing a significant improvement over net loss of $8.5 million and Adjusted EBITDA of $235.0 million in the prior year;

•	Operating Cash Flow of $158.4 million and non-GAAP Adjusted Free Cash Flow of $115.8 million in fiscal 2020, representing a 26.5% and 12.2% improvement from the prior year, respectively;

•	Record low level of past-due collections—76.8% accounts receivable collected while current vs. 64.8% in the prior year;

•	Record low level of working capital as a percentage of sales—12.5% vs. 16.4% in prior year;

•	Significantly reduced net leverage to 3.0x vs. 3.8x at end of prior year;

Non-financial performance outcomes:

•	Preserved workforce and continuity of supply—no layoffs, furloughs or salary reductions as a result of the pandemic;

•	Reduced rate of employee turnover overall and in the first year of employment; and

•	Reduced accident totals by 30% compared to fiscal 2019.

Note regarding non-GAAP financial measures: Organic revenue, Adjusted EBITDA, Adjusted Free Cash Flow and net leverage are non-GAAP financial measures. A definition of these and other non-GAAP financial measures used in the Compensation Discussion and Analysis section and elsewhere in this Proxy Statement, other than as part of disclosure of target levels, and a reconciliation to the most directly comparable financial measures presented in accordance with GAAP can be found in Appendix A.

Because of the Company’s stronger than anticipated cash position at the end of fiscal 2020, to reward for strong performance through incredibly challenging circumstances, and considering anticipated future share usage needs under the 2017 Plan, solely in the case of the NEOs and other members of the Executive Leadership Team, the form of payment of the AIP bonus amounts was changed from restricted stock units (RSUs) to cash (without the 20% premium associated with awards paid in RSUs). The fiscal 2020 AIP originally required the NEOs and other members of the Executive Leadership Team to receive payment of their AIP bonus amounts solely in RSUs. However, consistent with the original terms of the fiscal 2020 AIP, other plan participants were permitted to receive payment in RSUs according to the voluntary elections made by those participants, in order to reinforce a culture of ownership among the broader leadership bench (which includes potential successorship candidates), and align with the Company’s expected cash planning needs.

Strategies which we believe have contributed to the Company’s business resilience include:

• Recurring Revenue: Reconceptualize our value proposition to highlight “water as a service,” including through high value-add capital and outsourced water projects, which allow us to generate recurring and predictable revenue through aftermarket service and sales

• Digital Deployment: In conjunction with our “water as a service” strategy, deploy digital technologies across our product and service offerings to optimize operations and process performance and capabilities

• Diversity of End Markets: Strengthen our competitiveness across highly diverse end markets through growing vertical market expertise and focused management of our extensive products and services portfolio

• Two Segment Structure: Clarify and refine our operating model to align with, and promote organizational development around, the primary channels through which we sell our products and services to customers

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The resulting fiscal 2020 performance goals for each of our NEOs, compared against fiscal 2020 achievement levels, are set forth below.

	Relative Weighting
Fiscal 2020 Performance Goals	Keating Stas Desai	Aulick	Fages	Threshold(1)	Target(1)	Maximum(1)	Fiscal 2020 Actual Performance		Actual Achievement % of Target
Evoqua Global Adjusted EBITDA	60%	20%	20%	$227.4	$239.4	$261.0	$241.1	(2)	100.8%
Evoqua Global Adjusted Free Cash Flow	40%	40%	40%	$101.3	$111.3	—	$115.8		104.0%
ISS Segment Adjusted EBITDA	—	40%	—	204.6	215.4	—	215.3	(2)	100.0%
APT Segment Adjusted EBITDA	—	—	40%	93.9	98.8	—	98.8	(2)	100.1%

(1)

None of Evoqua Global Adjusted EBITDA, Evoqua Global Sales, Evoqua Global Adjusted Free Cash Flow, Integrated Solutions and Systems (“ISS”) Segment Adjusted EBITDA or Applied Product Technologies (“APT”) Segment Adjusted EBITDA is a presentation made in accordance with GAAP, and none are intended to present a measure of financial condition superior to those determined under GAAP. As permitted by the AIP, these performance metrics reflect certain adjustments as described below.

The Evoqua Global Adjusted EBITDA metric and goal correlates to Adjusted EBITDA used for financial reporting purposes, and the most directly comparable GAAP measure is Net (loss) income, as referenced in “Management’s Discussion and Analysis—How We Assess the Performance of Our Business” included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

The Evoqua Global Adjusted Free Cash Flow metric and goals correlate to operating cash flow.

The ISS Segment Adjusted EBITDA and APT Segment Adjusted EBITDA metrics and goals correlate to Adjusted EBITDA for the ISS Segment and for the APT Segment, respectively, in each case after being adjusted, for purposes of the AIP, on a pro forma basis for revenue attributable to acquisitions, and the most directly comparable GAAP measures are Operating Profit for the ISS Segment and for the APT Segment as referenced in “Management’s Discussion and Analysis—Results of Operations—Years Ended September 30, 2020 and September 30, 2019—Segment Results” included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

See Appendix A of this Proxy Statement for information about how Adjusted EBITDA and Adjusted Free Cash Flow are calculated for financial reporting purposes. We have not presented a quantitative reconciliation of the non-GAAP Threshold, Target and Maximum measures in the table above, as these are forward-looking targets, not actual results.

(2)

Actual 2020 AIP performance included the adjustments to the Adjusted EBITDA, ISS Segment Adjusted EBITDA and APT Segment Adjusted EBITDA metrics referenced above, and certain other adjustments, including adjustments to reflect the payment of AIP bonuses to Executive Leadership Team members in cash rather than in RSUs, as an unexpected event which had not been part of the original Evoqua Global Adjusted EBITDA, ISS Segment Adjusted EBITDA and APT Segment Adjusted EBITDA forecasts.

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Calculation of AIP Payments

The results of the annual incentive award calculations for the NEOs for fiscal 2020 are illustrated below.

NEO	Base Salary ($)(1)		Target Bonus Opportunity (%)		Weighted Achievement Level (% of Target)		Annual Incentive Payout ($)
Ron C. Keating	864,198	x	100	x	108.9	=	941,112
Benedict J. Stas	463,894	x	70	x	108.9	=	353,627
Hervé P. Fages	439,975	x	60	x	105.8	=	279,349
Rodney O. Aulick	418,494	x	60	x	105.3	=	264,506
Snehal A. Desai	371,548	x	50	x	108.9	=	202,308

(1)

We calculate AIP payment amounts using the prorated base salary in effect for such executive from October 1—December 31, 2019 and from January 1—September 30, 2020. Amounts in this column represent, in the aggregate, the amounts used as base salary for purposes of this calculation.

The Compensation Committee considered that the adjusted weightings would result in higher payout levels for the NEOs than under the original performance goal weightings: an overall increase of approximately 7.4% for Messrs. Keating, Stas and Desai; approximately 7.8% for Mr. Fages; and approximately 8.2% for Mr. Aulick. The Compensation Committee approved the adjusted weightings because they would more clearly support the connection between compensation and performance; would allow the NEOs and other participating employees to be fairly rewarded for their contributions to the Company’s excellent performance results under unprecedented circumstances; and would motivate the NEOs and other key managers to continue achieving critical operating goals that drive improved financial performance and long-term value creation.

Discretionary Cash Payment—December 2019

As discussed earlier, in December 2019 the NEOs and other employees received a one-time discretionary cash payment in connection with the Company’s successful divestiture of its non-core, capital intensive Memcor® product line and business. This strategic transaction was completed on December 31, 2019, fulfilling a multi-year effort to turnaround, manage and prepare the business for potential sale. As a result of these efforts, the Company obtained an aggregate purchase price of $131 million in cash (following adjustments for cash and net working capital) for the Memcor business, representing an attractive multiple of earnings for this business. The disposition of this business allowed the Company to devote greater resources to its core products and solutions, while permitting the Company to continue to design, source and assemble membrane-based systems for its customers through DuPont, the purchaser of the Memcor business. Additionally, with net proceeds from this transaction, the Company paid down $100 million of debt, significantly reducing its net leverage ratio from its then-current level of 3.8x. Among other benefits, we also believe this divestiture has provided us with needed runway for future growth and, in the near term, has placed the Company in a better position to reduce its cash requirements, adjust its operations to manage successfully through fiscal 2020, and generally withstand the economic stress created by the COVID-19 pandemic to date.

The amounts paid to the NEOs as a result of the Memcor divestiture are as follows:

Mr. Keating	$661,894	Mr. Aulick	$191,475
Mr. Stas	$225,600	Mr. Desai	$136,000
Mr. Fages	$206,400

Long-Term Incentives

The main objectives of our long-term incentive program are to: (1) directly link our executives to increasing stockholder value, (2) incent our executives to work towards the achievement of our long-term performance goals, (3) provide the Company a competitive means through which we may better attract able individuals to become executives, (4) promote retention of executives through multi-year vesting periods, and (5) create strong alignment with stockholders’ interests through participation in stock ownership.

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Long-term incentives constitute nearly the majority (or more, in the case of our CEO) of our NEOs’ direct compensation. Currently, our long-term incentive program provides for our NEOs to receive 50% of their award in the form of stock options and the remaining 50% in RSUs. This equity mix was adopted by the Compensation Committee in fiscal 2019 as part of the multi-year process of transitioning our long-term incentive program from one that is consistent with a pre-IPO and newly public company model to a program for a more mature public company. The Compensation Committee believes this equity mix creates appropriate, balanced incentives for our NEOs: (1) stock options encourage strong alignment with stockholders’ interest in growth since options have value only to the extent that our stock price rises between the grant date and exercise date; and (2) RSUs support retention and stock price alignment by allowing award recipients the opportunity to receive Company stock if they are still employed by us on the date the restrictions lapse. Both the options and the RSUs will vest in four equal annual installments over a period of four years, provided the NEO remains employed by the Company on each of the applicable vesting dates. All stock option and RSU awards under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (the “2017 Plan”) (including RSUs granted under the AIP in lieu of cash) are subject to a double trigger change-in-control vesting condition. In the event a Change in Control (as defined in the 2017 Plan) occurs, and employment is terminated within 12 months thereafter (or such longer period as may be provided under an executive’s employment agreement) (x) due to death or disability or (y) without cause, the then-unvested portion of his option or RSU awards under the 2017 Plan will become fully vested as of the date of termination.

Since 2019, grants of equity-based long-term incentive awards have generally occurred in mid-February. The number of shares granted each year fluctuates based on our stock price and other equity unit valuation methods (i.e., Black-Scholes for stock options). Additionally, the grant date may be adjusted if the Compensation Committee anticipates the release of material nonpublic information.

The table below sets forth the number of shares underlying the RSUs and options awarded to each of our NEOs on February 14, 2020.

Name	Shares Underlying RSU Grant	Shares Underlying Stock Option Grant
Ron C. Keating	64,748	252,684
Benedict J. Stas	19,044	74,319
Hervé P. Fages	10,580	41,288
Rodney O. Aulick	11,638	45,417
Snehal A. Desai	7,406	28,902

Retirement Plans

The Company provides retirement benefits to the NEOs, including matching contributions, under the terms of its tax-qualified defined contribution plan (the “401(k) Plan”). The NEOs participate in the 401(k) Plan on the same terms as our other participating employees. Prior to March 30, 2020, the Company matched 100% of each participant’s contribution up to the first 6% of the participant’s base salary. As part of cash conservation measures in response to the COVID-19 pandemic, the Company match was temporarily suspended for all participants. After October 1, 2020, the Company match was reinstated with retroactive effect as to all participants.

The Company also maintains a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which the NEOs participate and under which they are eligible to receive matching contributions. Under the Deferred Compensation Plan, the NEOs may elect to defer portions of their compensation that are not otherwise covered by the 401(k) Plan due to limitations on contributions to the 401(k) Plan under the Internal Revenue Code of 1986, as amended (the “Code”). For a further description of the Deferred Compensation Plan and the payments that were made in fiscal 2020, please see the table titled “Nonqualified Deferred Compensation for 2020” below.

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We believe the retirement benefits provided under the 401(k) Plan and the Deferred Compensation Plan are comparable to those provided by comparable companies. The Company does not maintain any defined benefit plans for any of its executive officers.

Perquisites and Other Personal Benefits

The Company provides the NEOs with perquisites and other personal benefits, or an allowance for certain perquisites, that it believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

Since July 2018, the Company has maintained a reimbursement plan pursuant to which the CEO, senior vice presidents and vice presidents may incur qualifying expenses related to executive physicals, financial planning, health club and/or social club dues and fees, personal automobile, parking and charitable donations, which will be reimbursed by the Company up to the applicable reimbursement limit, which limit is generally consistent with the allowance level that had applied prior to implementation of the reimbursement plan. These reimbursements are paid to the executives on a tax neutral basis. The reimbursement limits (not including any amounts to cover taxes) are: $30,000 for Mr. Keating, $25,000 for Mr. Stas and $20,000 for Messrs. Fages, Aulick and Desai. For Mr. Keating, the Compensation Committee also approved payment of social club dues having an aggregate value of up to an additional $30,000.

We believe these benefits enable our executives to focus on our business and enhance their commitment to us. In addition, each of our NEOs received Company matching contributions under the 401(k) Plan and the Deferred Compensation Plan.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits that may be made available to our NEOs through the reimbursement program to confirm that such levels are reasonable and continue to serve their intended retentive purposes.

Internal Revenue Code Section 162(m)

Section 162(m) of the Code limits the Company’s deduction for compensation paid to the NEOs (and certain other “covered employees”) to $1 million during the tax year, subject to certain permitted exceptions. Prior to enactment of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limitation did not generally apply to compensation paid to the chief financial officer or to qualifying performance-based compensation if certain requirements were met. The 2017 Plan was structured so that in the future certain awards thereunder could have been granted in a manner that satisfied the exception under Section 162(m) for qualified performance-based compensation, and similarly, the AIP was structured so that in the future annual performance-based incentive awards made thereunder could have satisfied the exception under Section 162(m). Pursuant to the Tax Act, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs, including our Chief Financial Officer, in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Notwithstanding the repeal of the performance-based compensation exemption under the Tax Act, Section 162(m) also provides an exemption from the deductibility limitations in the form of a transition rule for newly public companies. Under this transition rule, a company that undergoes an initial public offering is generally not subject to the compensation deduction limitations for a period of approximately three years following the year of the initial public offering with respect to certain compensation arrangements that were entered into before such initial public offering, including, without limitation, awards under the EWT Holdings I Corp. Stock Option Plan (the “2014 Plan”), the 2017 Plan and certain RSUs granted to key employees in November 2017 in connection with the Company’s initial public offering. Going forward, for compensation arrangements that are not covered by the exemption for newly public companies, and in light of the Tax Act changes to Section 162(m), although the Compensation Committee intends to consider the impact of Section 162(m) in making its compensation decisions, it believes the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, to maintain flexibility in compensating our executives, the Compensation Committee reserves the right to use its judgment in approving compensation that may not be tax deductible in the future.

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Stock Ownership Guidelines

The Compensation Committee believes our officers should own a significant amount of Evoqua common stock to align their interests directly with the interests of stockholders. Accordingly, in April 2018, the Compensation Committee adopted stock ownership guidelines applicable to all of our officers based on a multiple of base salary. Officers are expected to meet these ownership requirements within five years of election, appointment or promotion.

The current stock ownership requirements applicable to our executive officers are:

CEO	5X annual base salary

Executive Officers	3X annual base salary

Shares that count towards satisfaction of the stock ownership guidelines for our officers include the following:

•

Shares owned directly by the officer, or by his or her immediate family members residing in the same household (whether acquired through a Company-sponsored equity-based compensation plan or program of the Company, or otherwise);

•	Shares held in trust for the benefit of the officer, or his or her immediate family members;

•	Vested shares held in the officer’s retirement accounts; and

•	Shares of restricted stock, restricted stock units, or deferred stock units that may only be settled in shares, whether vested or unvested.

Clawback Policy

In February 2019, the Company adopted a clawback policy which applies to all executive officers (including NEOs), certain senior managers, and other designated employees of the Company and its subsidiaries. The policy provides that, in the event the Company is required to prepare an accounting restatement of financial statements which have been filed with the SEC, the Company will make a reasonable attempt to recover the portion of the incentive compensation that was paid to the officer or other employee during the three most recently completed fiscal years based on the erroneous data. Separately, if it is determined that an officer or other employee covered by the policy has intentionally engaged in misconduct, fraud or other illegal conduct, which either contributed to the circumstances requiring an accounting restatement or otherwise caused economic or reputational damage to the Company, and the Compensation Committee determines it would be appropriate to seek recovery under the policy, the Company will make a reasonable attempt to recover part or all of the incentive compensation that was paid to the officer or other employee during the three most recently completed fiscal years.

Securities Trading Policy

To ensure alignment of the interests of our stockholders and executive officers, including our NEOs, as well as compliance with applicable securities laws, the Company’s Securities Trading Policy (i) prohibits all employees from engaging in transactions involving the Company’s stock based on material non-public information or communicating material non-public information to any person who uses that information to purchase or sell Company securities, and (ii) requires directors, executive officers (including the NEOs) and certain other designated employees (as identified in the Securities Trading Policy) to preclear any trading in Company securities, whether or not during an open trade window (except that such policies shall not apply to the exercise of options not involving a market sale to generate cash to pay the exercise price, the vesting of restricted stock or restricted stock unit awards or transactions in accordance with a previously established trading plan that meets SEC requirements).

The policy also prohibits the Company’s directors and executive officers from engaging in hedging and pledging activities, as more fully described in this Proxy Statement under the heading “Corporate Governance and Board Matters—No Hedging Policy.”

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Gary A. Cappeline, Chairman

Judd A. Gregg

Martin J. Lamb

Peter M. Wilver

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SUMMARY COMPENSATION TABLE FOR FISCAL 2020

The following table sets forth the cash and non-cash compensation paid to our NEOs for the fiscal year ended September 30, 2020 and fiscal years ended September 30, 2019 and September 30, 2018, for those individuals who were also considered NEOs in those years.

Name & Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Ron C. Keating President, Chief Executive Officer and Director	2020 2019 2018	862,176 827,367 816,760	661,894 — —	1,529,995 1,174,002 9,000,011	1,530,002 1,174,000 2,348,002	941,112 — —	132,135 116,016 118,690	5,657,314 3,291,385 12,283,463
Benedict J. Stas Executive Vice President, Chief Financial Officer and Treasurer	2020 2019 2018	460,935 410,000 404,615	229,600 — —	450,010 349,996 4,250,020	450,002 350,000 626,999	353,627 — —	49,524 62,242 58,944	1,993,698 1,172,238 5,340,578
Hervé P. Fages Executive Vice President, Applied Product Technologies Segment President	2020 2019	439,427 233,192	206,400 —	250,005 250,004	249,999 249,998	279,349 —	31,925 105,262	1,457,105 838,456
Rodney O. Aulick Executive Vice President, Integrated Solutions and Services Segment President	2020 2019 2018	416,106 375,000 362,885	191,475 — —	275,006 199,996 2,000,012	275,000 200,000 396,000	264,506 — —	42,537 32,056 46,153	1,464,630 807,052 2,805,050
Snehal A. Desai Executive Vice President, Chief Growth Officer	2020 2019	369,815 340,000	136,000 —	175,004 199,996	175,002 150,000	202,308 —	80,343 46,082	1,138,472 736,078

(1)

Base salary rates are set on a calendar year basis; however, amounts in this column are required to be reported on a fiscal year basis. Therefore, this column reflects salaries paid at the calendar year 2019 rate during the months of October through December 2020, and at the calendar year 2020 rate during the months of January through September.

(2)

Cash payments made in December 2019 in connection with completion of the divestiture of the Memcor® product line and business, as described above in the section of the Compensation Discussion and Analysis titled “—Discretionary Cash Payment—December 2019.”

(3)

The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. Assumptions used to determine the grant date fair value are set forth in Note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

(4)	Payments under the fiscal 2020 AIP, as described above in the section of the Compensation Discussion and Analysis titled “—Calculation of AIP Payments.”
(5)

For fiscal 2020, as described above in the section of the Compensation Discussion and Analysis titled “—Perquisites and Other Personal Benefits,” the amounts set forth in the “All Other Compensation” column include reimbursements paid to our NEOs to cover qualifying expenses related to perquisites or personal benefits in the following amounts:

•

For Mr. Keating, total perquisites of $60,000, including social club memberships ($30,000) and amounts for an executive physical, charitable contributions and financial planning services, plus a tax gross-up related to these perquisites, as applicable, of $25,881.34.

•

For Mr. Stas, total perquisites of $25,000, including amounts for an executive physical, financial planning services, automobile, social club membership and charitable contributions, plus a tax gross-up related to these perquisites, as applicable, of $9,256.43.

•

For Mr. Fages, total perquisites of $16,649, including amounts for an executive physical, financial planning services, automobile, parking expenses and health club membership, plus a tax gross-up related to these perquisites, as applicable, of $5,262.

•

For Mr. Aulick, total perquisites of $20,000, including amounts for an executive physical, financial planning services, automobile and health club membership, plus a tax gross-up related to these perquisites, as applicable, of $10,320.82.

•

For Mr. Desai, total perquisites of $20,000, including amounts for an executive physical, health club membership, social club memberships and financial planning services, plus a tax gross-up related to these perquisites, as applicable, of $8,619.70.

In addition:

•

With respect to Mr. Keating: For fiscal 2020, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $13,287 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $32,967.

•

With respect to Mr. Stas: For fiscal 2020, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $7,284 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $7,983.

•

With respect to Mr. Fages: For fiscal 2020, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $8,379 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $1,635.

•

With respect to Mr. Aulick: For fiscal 2020, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $6,270 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $5,947.

•

With respect to Mr. Desai: For fiscal 2020, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $7,341, (ii) relocation expenses of approximately $41,536 and (iii) matching contributions made to the Deferred Compensation Plan of approximately $2,847.

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GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2020

The table below sets forth information regarding all grants of plan-based awards made to the NEOs during the fiscal year ended September 30, 2020. For further information regarding these grants, see “Compensation Discussion and Analysis” above.

	Date of Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards (#)(2)	All Other Option Awards (#)(2)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold ($)	Target ($)	Max ($)
Ron C. Keating		—	864,198	—
	2/14/20				64,748	252,684	23.63	3,059,997
Benedict J. Stas		—	324,726	—
	2/14/20				19,044	74,319	23.63	900,012
Hervé P. Fages		—	263,985	—				—
	2/14/20				10,580	41,288	23.63	500,004
Rodney O. Aulick	—	—	251,096	—	—	—	—	—
	2/14/20				11,638	45,417	23.63	550,006
Snehal A. Desai	—	—	185,774	—	—	—	—	—
	2/14/20				7,406	28,902	23.63	350,006

(1)

These columns, where applicable, show each NEO’s target bonus payout for fiscal 2020, had target level performance been achieved under the AIP as described above under the section of the Compensation Discussion and Analysis titled “— Short-Term Annual Incentives.”

(2)	Represents long-term incentive program award. See the section of the Compensation Discussion and Analysis titled “— Long-Term Incentives” above.
(3)

The amounts in this column were calculated based on the grant date fair value of our common stock, in accordance with FASB ASC Topic 718. Assumptions used to determine the grant date fair value are set forth in Note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Employment Agreements

We have entered into employment agreements with each of our NEOs and believe these agreements have helped create stability for our management team. These agreements provide for the basic terms of their employment, including the details of their compensation as well as certain severance and change-in-control benefits. The material terms of these agreements are summarized below and in the section titled “—Payments Upon Certain Events of Termination or Change-in-Control.”

President, Chief Executive Officer and Director (Ron C. Keating)

The Company entered into an amended and restated employment agreement with Mr. Keating on November 25, 2019. This amended and restated employment agreement replaced the prior employment agreement entered into on September 8, 2014, which had been amended twice. As amended and restated, Mr. Keating’s employment agreement does not provide for a fixed term of employment. The amended and restated employment agreement provides Mr. Keating shall receive a base salary of $827,367 per year, subject to increase at the discretion of the Board of Directors or a committee thereof, and shall be eligible to receive a target annual bonus equal to 100% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by the Board or a committee thereof. The annual bonus may be paid in cash or in equity, which equity may be conditioned on satisfaction of certain additional vesting requirements if a

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bonus premium of no less than 20% of the earned annual bonus amount is provided upon vesting. In addition, Mr. Keating is entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Keating’s amended and restated employment agreement provides for severance upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change-in-Control.” The amended and restated employment agreement also includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case, during employment and for two years thereafter, mutual non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, Chief Financial Officer and Treasurer (Benedict J. Stas)

The Company entered into an amended and restated employment agreement with Mr. Stas on November 25, 2019. This amended and restated employment agreement replaced the prior employment agreement entered into on February 26, 2015, which had been amended twice. As amended and restated, Mr. Stas’ employment agreement does not provide for a fixed term of employment. The amended and restated employment agreement provides Mr. Stas shall receive a base salary of $410,000, subject to increase at the discretion of the Board of Directors or a committee thereof, and shall be eligible to receive a target annual bonus equal to 70% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by the Board or a committee thereof. The annual bonus may be paid in cash or in equity, which equity may be conditioned on satisfaction of certain additional vesting requirements if a bonus premium of no less than 20% of the earned annual bonus amount is provided upon vesting. In addition, Mr. Stas would be entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all benefit programs for which other executives of the Company are generally eligible. Mr. Stas’ amended and restated employment agreement also provides for severance upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change-in-Control.” The amended and restated employment agreement also includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, Applied Product Technologies Segment President (Hervé P. Fages)

On January 31, 2019, the Company entered into an employment agreement with Mr. Fages. Mr. Fages’ employment agreement provides that his initial employment term will expire on January 31, 2022, subject thereafter to automatic one-year extensions unless either the Company or Mr. Fages provides at least 30 days’ written notice to the other of intent not to renew the term. The employment agreement provides that Mr. Fages shall receive an initial annual base salary of $430,000, subject to increase at the discretion of the Board of Directors or a committee thereof, and shall be eligible to receive a target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by the Board or a committee thereof. The annual bonus may be paid in cash or in equity, which equity may be conditioned on satisfaction of certain additional vesting requirements if a bonus premium of no less than 20% of the earned annual bonus amount is provided upon vesting. In addition, Mr. Fages is entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties and is eligible to participate in all benefit programs for which other executives of the Company are generally eligible. Mr. Fages’ employment agreement also provides for severance upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change-in-Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for two years thereafter, non-disparagement, and perpetual non-disclosure of confidential information.

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Executive Vice President, Integrated Solutions and Services Segment President (Rodney O. Aulick)

On April 14, 2014, the Company entered into an employment agreement with Mr. Aulick, which agreement was amended effective as of September 6, 2017 and June 22, 2018. Mr. Aulick’s employment agreement provides that his initial employment term commenced on April 14, 2014 and expired on April 14, 2017, subject thereafter to automatic one-year extensions unless either the Company or Mr. Aulick provides at least 30 days’ written notice to the other of intent not to renew the term. The employment agreement provides that Mr. Aulick shall receive an initial annual base salary of $250,000, subject to increase at the discretion of the Board of Directors or a committee thereof, and shall be eligible to receive an initial target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by the Board or a committee thereof. The annual bonus may be paid in cash or in equity, which equity may be conditioned on satisfaction of certain additional vesting requirements if a bonus premium of no less than 20% of the earned actual bonus amount is provided upon vesting. In addition, in accordance with the Company’s expense reimbursement policy in effect from time to time, Mr. Aulick is entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties and is eligible to participate in all benefit programs for which other senior executives of the Company are generally eligible. Mr. Aulick’s employment agreement also provides for severance upon certain terminations of employment, as described below under “—Payments upon Certain Events of Termination or Change-in-Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

Executive Vice President, Chief Growth Officer (Snehal A. Desai)

On January 15, 2018, the Company entered into an employment agreement with Mr. Desai, which agreement was amended effective as of June 22, 2018. Mr. Desai’s employment agreement provides that his initial employment term commenced on January 15, 2018 and will expire on January 15, 2021, subject thereafter to automatic one-year extensions unless either the Company or Mr. Desai provides at least 30 days’ written notice to the other of intent not to renew the term. However, the Company may, at any time and in its sole discretion, terminate the Employment Agreement if Mr. Desai’s previous employer, Dow Chemical Company, or an affiliate thereof, seeks to enforce any non-compete or confidentiality provisions against Mr. Desai or the Company (a “Dow Claim”). The employment agreement provides that Mr. Desai shall receive an initial annual base salary of $340,000, subject to increase at the discretion of the Board of Directors or a committee thereof, and shall be eligible to receive a target annual bonus equal to 50% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to the performance targets established by the Board or a committee thereof. The annual bonus may be paid in cash or in equity, which equity may be conditioned on satisfaction of certain additional vesting requirements if a bonus premium of no less than 20% of the earned actual bonus amount is provided upon vesting. In addition, Mr. Desai is entitled to reimbursement for reasonable out-of-pocket business expenses incurred in performing his duties and is eligible to participate in all benefit programs for which other executives of the Company are generally eligible. Mr. Desai’s employment agreement also provides for severance upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change-in-Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

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OUTSTANDING EQUITY AWARDS AS OF SEPTEMBER 30, 2020

The following table sets forth certain information with respect to outstanding options and RSUs held by each of our NEOs on September 30, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)
Ron C. Keating	2,049,469	—		4.64	12/15/2024
	29,653	—		7.42	10/28/2026
	147,432	147,432	(2)	20.88	4/2/2028
	76,233	228,702	(3)	12.67	2/14/2029
	—	252,684	(4)	23.63	2/14/2030
						69,495(5)	1,474,684
						64,748(6)	1,373,953
Benedict J. Stas	619,437	—		4.64	4/6/2025
	8,464	—		7.42	10/28/2026
	39,369	39,370	(2)	20.88	4/2/2028
	22,727	68,182	(3)	12.67	2/14/2029
	—	74,319	(4)	23.63	2/14/2030
						20,718(5)	439,636
						19,044(6)	404,114
Hervé P. Fages	14,937	44,814	(7)	13.91	3/1/2029
	—	41,288	(4)	23.63	2/14/2030
						13,480(8)	286,046
						10,580(6)	224,508
Rodney O. Aulick	224,141	—		4.64	3/6/2024
	24,865	24,865	(2)	20.88	4/2/2028
	12,987	38,961	(3)	12.67	2/14/2029
	—	45,417	(4)	23.63	2/14/2030
						11,839(5)	251,224
						11,638(6)	246,958
Snehal A. Desai	17,318	17,318	(9)	24.25	1/16/2028
	16,639	16,640	(2)	20.88	4/2/2028
	9,740	29,221	(3)	12.67	2/14/2029
	—	28,902	(4)	23.63	2/14/2030
						8,880(5)	188,434
						7,406(6)	157,155

(1)	Values in this column are calculated based upon the closing price of the Company’s common stock ($21.22) as of September 30, 2020.
(2)	These options will vest in two remaining equal installments on January 1, 2021 and January 1, 2022.
(3)	These stock options will vest in three remaining equal installments on January 1, 2021, January 1, 2022 and January 1, 2023.

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(4)	These stock options will vest in four equal installments on January 1, 2021, January 1, 2022, January 1, 2023 and January 1, 2024.
(5)	These restricted stock units will vest in three remaining equal installments on January 1, 2021, January 1, 2022 and January 1, 2023.
(6)	These restricted stock units will vest in four equal installments on January 1, 2021, January 1, 2022, January 1, 2023 and January 1, 2024.
(7)	These stock options will vest in three remaining equal installments on March 1, 2021, March 1, 2022 and March 1, 2023.
(8)	These restricted stock units will vest in three remaining equal installments on March 1, 2021, March 1, 2022 and March 1, 2023.
(9)	These stock options will vest in two remaining equal installments on January 16, 2021, and January 16, 2022.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2020

The following table provides information with respect to the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Ron C. Keating	55,769	32,967	7,671	—	635,553
Benedict J. Stas	29,870	7,983	5,102	—	314,890
Hervé P. Fages	34,119	1,635	1,794	—	36,266
Rodney O. Aulick	44,928	5,947	6,817	—	406,186
Snehal A. Desai	51,837	2,847	3,179	—	291,809

(1)	This amount reflects a portion of salary that the indicated executive elected to defer during fiscal 2020. This amount is included in the “Salary” column of the Summary Compensation Table above.
(2)	The full amounts reported as Company contributions have been reported in the “All Other Compensation” column in the Summary Compensation Table above.

Our NEOs are eligible to participate in the Deferred Compensation Plan, which benefits only a select group of United States management employees. The Deferred Compensation Plan uses a tracking account for each participant who elects to defer income.

The participant selects investment funds from a broad range of options. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. A participant may elect to defer up to 50% of his annual base compensation and up to 90% of his bonus awarded pursuant to the AIP as compensation deferrals. The NEOs are 100% vested with respect to both employee contributions and their employer contributions. Distributions under the Deferred Compensation Plan may be made as a single lump sum, on a fixed date or schedule, or in equal installments over periods of (x) five, 10 or 15 years or (y) two, three, four or five years, depending on the distribution’s triggering event and the participant’s elections, in compliance with the election and timing rules of Code Section 409A.

PAYMENTS UPON CERTAIN EVENTS OF TERMINATION OR CHANGE-IN-CONTROL

As discussed below, our NEOs may receive various forms of compensation or benefits in the event of termination of his employment under certain circumstances.

Accrued Benefits Payable Upon Termination

In the event of termination of employment for any reason, our NEOs generally are entitled to the following compensation earned during his term of employment:

•	Earned but unpaid salary, to be paid in the ordinary course;

•	Incentive compensation earned but unpaid pertaining to a prior fiscal year;

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•	Unused vacation days, to be paid at a daily rate based on his base salary;

•	Vested benefits, if any, in accordance with applicable terms of Company arrangements; and

•	Unreimbursed expenses.

However, in the event the executive’s employment has been terminated by the Company for Cause (as defined below), the executive shall forfeit any incentive compensation amounts, to the extent not yet paid or due to be paid.

Severance Benefits Payable Upon Certain Involuntary Terminations

Certain severance payments and benefits may be payable to the executive in the event (i) the Company terminates his employment other than for Cause (as well as termination by the Company due to a non-renewal of the executive’s agreement); or (ii) the executive’s employment terminates due to the executive’s death or Disability; or (iii) the executive terminates his employment for Good Reason. Definitions of the terms “Cause,” “Disability” and “Good Reason” are provided below under “—Definitions for Triggering Events.”

The severance payments and benefits generally consist of:

•

Base salary continuation for a period of 24 months in the case of Mr. Keating, and 12 months in the case of all other executives, which is to be paid in equal installments on the Company’s regular payroll dates;

•

Pro rata portion of incentive compensation payable to the executive based on the Company’s actual performance in the year of termination, which is to be paid at the same time such compensation is paid to other executives;

•	Medical and dental benefits continuation for a maximum of 12 months; and

•	Reimbursement for outplacement assistance for six months up to a maximum of $15,000.

These severance payments and benefits are conditioned on the executive’s execution of a general release in favor of the Company, which has become irrevocable, and the executive’s continuing compliance with the restrictive covenants contained in his employment agreement.

Additionally, each of Messrs. Keating and Stas is eligible to receive enhanced severance payments and benefits, including in the event his employment is terminated within two years of a “Change-in-Control,” as reflected in the tables below under “—Estimated Payments and Benefits.” These enhancements were adopted by the Company in November 2019 and incorporated into the amended and restated employment agreements for each of Messrs. Keating and Stas, based on a review of market practices.

Definitions for Triggering Events. The terms “Cause,” “Disability,” and “Good Reason” used in the NEOs’ employment agreements generally are defined as set forth below.

“Cause” means the executive has engaged in: fraud; embezzlement or a felony; an act of moral turpitude; misconduct causing material harm to the Company’s business; gross negligence in performing his duties; a breach of his duty of loyalty or care to the Company; or ongoing refusal or failure to perform his duties, which he has not satisfactorily cured.

“Disability” means the executive has begun to receive long-term disability benefits under the Company’s long-term disability plan.

“Good Reason” means a material and adverse change in the executive’s duties or responsibilities as an employee of the Company or a breach of a material term of the executive’s employment agreement by the Company or, in the case of Messrs. Keating and Stas, a relocation of the executive’s principal place of employment without his consent, which, in each case, has not been cured by the Company. However, except in the case of Mr. Keating, “Good Reason” shall not exist if the Company has been acquired in a strategic transaction and the executive continues to report to the most senior executive of the division, unit or sector of the post-transaction organization or an individual more senior than such senior executive.

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As used in the employment agreements of Messrs. Keating and Stas, the term “Change-in-Control” is defined with reference to the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan. Under this plan, a Change-in-Control generally is deemed to have occurred upon the occurrence of any of the events listed below.

•	A person acquires 50% or more of the combined voting power of the Company’s then-outstanding voting securities;

•

A majority of the members of our Board of Directors are replaced by directors whose appointment or election was not endorsed by a majority of Board members then in office immediately before such appointment or election;

•	Any merger, consolidation or reorganization; or

•	A complete liquidation or dissolution or sale or disposition of all or substantially all of the assets of the Company.

However, if any of the below conditions is satisfied (indicating that no “change in control” has actually occurred), according to the 2017 Plan, a Change-in-Control will not be deemed to have occurred:

•	Our stockholders immediately before the transaction continue to own at least a majority of the combined voting power of the resulting entity after the transaction;

•	A majority of the members of our Board immediately before the transaction continue to constitute at least a majority of the board of the resulting entity after the transaction; or

•

With certain exceptions, no person other than any person who had beneficial ownership of more than 50% of the combined voting power of the Company’s then outstanding voting securities immediately before such transaction has beneficial ownership of more than 50% of the combined voting power of the resulting entity’s outstanding voting securities immediately after the transaction.

Equity Treatment

If an NEO’s employment is terminated, the treatment of his equity awards will generally be based on the terms of the applicable equity plan and the award agreements adopted by the Compensation Committee to evidence the awards granted under such plan, unless otherwise provided in the executive’s employment agreement.

Termination of Employment Without Cause:	• Unvested awards will terminate. • Vested options will remain exercisable for 45 days.

Termination of Employment due to Death or Disability:	• Unvested awards will become fully vested; and vested options remain exercisable for one year.(1)

Retirement-Eligible Termination of Employment Without Cause(2):	• Vested options will remain exercisable for remainder of option term. • Unvested RSUs continue to vest under original vesting schedule as if employee had remained employed through vesting date.

Termination of Employment With Cause:	• Vested and unvested awards will terminate.(3)

Termination of Employment within 12 months following a Change-in-Control(4):	• Unvested awards will become fully vested.

(1)	For options and RSUs granted prior to February 14, 2019, the award agreements provide for different treatment of equity-based awards if termination is due to death or disability:

•	No acceleration of vesting; and

•	Vested options remain exercisable for 180 days.

(2)

Applies only to awards under the 2017 Plan made on or after February 14, 2019. An award holder is considered “retirement eligible” if he or she has given prior written notice of intent to retire at least six

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59

months in advance of date of retirement, and either (i) has attained age 65 or (ii) has attained age 55 and completed at least 10 consecutive years of service with the Company.
(3)

During the period between date of vesting and settlement of the RSU award, which generally will be less than 30 days, the RSU award is subject to forfeiture in the event of termination of the NEO’s employment with cause.

(4)	This “double trigger” treatment applies to awards under the 2017 Plan made on or after February 14, 2019.

With respect to options granted under the EWT Holdings I Corp. Stock Option Plan (i.e., prior to our initial public offering), if an award holder’s employment is terminated, unvested options are immediately terminated as of the date of termination, and vested options remain outstanding for the 45-day period following termination (or for a 180-day period following a termination due to death or disability); provided, however, that in the event of a termination for cause, all options, whether vested or unvested, are immediately terminated. In the event of a change-in-control, all unvested options will become fully vested and exercisable.

Additionally, the employment agreements of the NEOs provide for certain enhancements to treatment of equity awards, as summarized below.

•	The employment agreements of Messrs. Fages, Aulick and Desai provide for a minimum post-termination exercise period of 45-days for vested stock options, subject to the maximum term of the option.

•

The employment agreements of Messrs. Keating and Stas provide that the post-termination exercise period of the stock options held by them as of the date of the employment agreement shall be the longer of 90 days following the date of his termination, and the period specified in the applicable option award agreement, subject to the maximum term of the option. Additionally, the amended and restated employment agreements of Messrs. Keating and Stas provide that if the executive’s employment has been terminated other than for Cause, or due to death or Disability, or for Good Reason, in each case within a two-year period of time following a Change-in-Control, all of his outstanding unvested equity awards shall become fully vested on the date that a general release by the executive in favor of the Company becomes effective.

Estimated Payments and Benefits

The following tables describe the estimated value of payments that would have been due to each NEO in the event his employment was terminated on September 30, 2020 (in addition to any accrued but unpaid benefits that may be applicable as of such date), under the circumstances delineated in the tables. None of the NEOs was eligible to retire as of September 30, 2020. Calculations of estimated intrinsic value with regard to stock options and RSUs are based upon the closing price of the Company’s common stock ($21.22) as of September 30, 2020. However, the actual amounts payable can only be determined at the time of such executive’s separation from the Company.

Ron C. Keating

Incremental Benefits Due to Termination Event	Involuntary Not-for-Cause Termination or Resignation for Good Reason (w/n 24 months of Change-in-Control)		Involuntary Not-for-Cause Termination or Resignation for Good Reason		Death or Disability		For Cause Termination

Salary Continuation	$2,187,500	(1)	$1,750,000		$1,750,000		—

Benefits Continuation	$35,803	(2)	$35,803	(2)	$35,803	(2)	—

Short-Term Incentive	$3,062,500	(1)(3)	$941,112	(4)	$941,112	(4)	—

Unvested Stock Options	$2,005,529	(5)	—		$1,955,402	(6)	—

Unvested RSUs	$2,848,636	(7)	—		$2,848,636	(8)	—

TOTAL:	$10,139,968		$2,726,915		$7,530,953		—

(1)	Payable in a single lump sum on the first payroll date after the executive’s general release of claims becomes irrevocable.

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(2)	Includes medical and dental coverage for a 12 month-period and the $15,000 maximum reimbursement allowed for outplacement services.
(3)	Represents the sum of (x) 2.5x his target annual bonus opportunity, plus (y) a pro rata portion of his target annual bonus opportunity for the year of termination.
(4)	Based on the executive’s award amount under the fiscal 2020 AIP, as reported in the Summary Compensation Table for Fiscal 2020.
(5)	Represents the estimated intrinsic value of 628,818 unvested options held by Mr. Keating, which would become fully vested on the date the executive’s general release of claims becomes irrevocable.
(6)	Represents the estimated intrinsic value of 481,386 unvested options held by Mr. Keating, which would become fully vested upon termination.
(7)	Represents the estimated value of 134,243 unvested RSUs held by Mr. Keating, which would become fully vested on the date the executive’s general release of claims becomes irrevocable.
(8)	Represents the estimated value of 134,243 unvested RSUs held by Mr. Keating, which would become fully vested on the date of his termination.

Benedict J. Stas

Incremental Benefits Due to Termination Event	Involuntary Not-for-Cause Termination or Resignation for Good Reason (w/n 24 months of Change-in-Control)		Involuntary Not-for-Cause Termination or Resignation for Good Reason		Death or Disabilty		For Cause Termination

Salary Continuation	$959,400	(1)	$479,700		$479,700		—

Benefits Continuation	$35,803	(2)	$35,803	(2)	$35,803	(2)	—

Short-Term Incentive	$1,007,370	(1)(3)	$353,627	(4)	$353,627	(4)	—

Unvested Stock Options	$596,342	(5)	—		$582,956	(6)	—

Unvested RSUs	$843,750	(7)	—		$843,750	(8)	—

TOTAL:	$3,442,665		$869,130		$2,295,836		—

(1)	Payable in a single lump sum on the first payroll date after the executive’s general release of claims becomes irrevocable.
(2)	Includes medical and dental coverage for a 12 month-period and the $15,000 maximum reimbursement allowed for outplacement services.
(3)	Represents the sum of (x) 2x his target annual bonus opportunity, plus (y) a pro rata portion of his target annual bonus opportunity for the year of termination.
(4)	Based on the executive’s award amount under the fiscal 2020 AIP, as reported in the Summary Compensation Table for Fiscal 2020.
(5)	Represents the estimated intrinsic value of 181,871 unvested options held by Mr. Stas, which would become fully vested on the date the executive’s general release of claims becomes irrevocable.
(6)	Represents the estimated intrinsic value of 142,501 unvested options held by Mr. Stas, which shall become fully vested upon termination.
(7)	Represents the estimated value of 39,762 unvested RSUs held by Mr. Stas, which would become fully vested on the date the executive’s general release of claims becomes irrevocable.
(8)	Represents the estimated value of 39,762 unvested RSUs held by Mr. Stas, which would become fully vested on the date of his termination.

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Hervé P. Fages

Incremental Benefits Due to Termination Event	Involuntary Not-for-Cause Termination or Resignation for Good Reason (w/n 12 months of Change-in-Control)		Involuntary Not-for-Cause Termination or Resignation for Good Reason		Death or Disability		For Cause Termination

Salary Continuation	$442,900		$442,900		$442,900		—

Benefits Continuation	$22,505	(1)	$22,505	(1)	$22,505	(1)	—

Short-Term Incentive	$279,349	(2)	$279,349	(2)	$279,349	(2)	—

Unvested Stock Options	$327,590	(3)	—		$327,590	(3)	—

Unvested RSUs	$510,553	(4)	—		$510,553	(4)	—

TOTAL:	$1,582,897		$744,754		$1,582,897		—

(1)	Includes medical and dental coverage for a 12 month-period and the $15,000 maximum reimbursement allowed for outplacement services.
(2)	Based on the executive’s award amount under the fiscal 2020 AIP, as reported in the Summary Compensation Table for Fiscal 2020.
(3)	Represents the estimated intrinsic value of 86,102 unvested options held by Mr. Fages, which shall become fully vested upon termination.
(4)	Represents the estimated value of 24,060 unvested RSUs held by Mr. Fages, which shall become fully vested upon termination.

Rodney O. Aulick

Incremental Benefits Due to Termination Event	Involuntary Not-for-Cause Termination or Resignation for Good Reason (w/n 12 months of Change-in-Control)		Involuntary Not-for-Cause Termination or Resignation for Good Reason		Death or Disability		For Cause Termination

Salary Continuation	$431,250		$431,250		$431,250		—

Benefits Continuation	$34,244	(1)	$34,244	(1)	$34,244	(1)	—

Short-Term Incentive	$264,506	(2)	$264,506	(2)	$264,506	(2)	—

Unvested Stock Options	$341,571	(3)	—		$333,117	(4)	—

Unvested RSUs	$498,182	(5)	—		$498,182	(5)	—

TOTAL:	$1,569,753		$730,000		$1,561,299		—

(1)	Includes medical and dental coverage for a 12 month-period and the $15,000 maximum reimbursement allowed for outplacement services.
(2)	Based on the executive’s award amount under the fiscal 2020 AIP, as reported in Summary Compensation Table for Fiscal 2020.
(3)	Represents the estimated intrinsic value of 109,243 unvested options held by Mr. Aulick, which shall become fully vested upon termination.
(4)	Represents the estimated intrinsic value of 84,378 unvested options held by Mr. Aulick, which shall become fully vested upon termination.
(5)	Represents the estimated value of 23,477 unvested RSUs, which shall become fully vested upon termination.

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Snehal A. Desai

Incremental Benefits Due to Termination Event	Involuntary Not-for-Cause Termination or Resignation for Good Reason (w/n 12 months of Change-in-Control)		Involuntary Not-for-Cause Termination or Resignation for Good Reason		Death or Disability		For Cause Termination

Salary Continuation	$380,800		$380,800		$380,800		—

Benefits Continuation	$35,803	(1)	$35,803	(1)	$35,803	(1)	—

Short-Term Incentive	$202,308	(2)	$202,308	(2)	$202,308	(2)	—

Unvested Stock Options	$255,497	(3)	—		$249,840	(4)	—

Unvested RSUs	$345,589	(5)	—		$345,589	(5)	—

TOTAL:	$1,219,997		$618,911		$1,214,340		—

(1)	Includes medical and dental coverage for a 12 month-period and the $15,000 maximum reimbursement allowed for outplacement services.
(2)	Based on the executive’s award amount under the fiscal 2020 AIP, as reported in the Summary Compensation Table for Fiscal 2020.
(3)	Represents the estimated intrinsic value of 92,081 unvested options held by Mr. Desai, which shall become fully vested upon termination.
(4)	Represents the estimated intrinsic value of 58,123 unvested options held by Mr. Desai, which shall become fully vested upon termination.
(5)	Represents the estimated value of 16,286 unvested RSUs held by Mr. Desai, which shall become fully vested upon termination.

Risk Assessment

In conjunction with development of the fiscal 2020 compensation program, the Compensation Committee reviewed the compensation program to determine if the program elements encourage excessive or unnecessary risk-taking that is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes the Company’s compensation program offers an appropriate mix of fixed compensation and short- and long-term variable compensation which align with the Company’s business strategy. In addition, the Compensation Committee believes that its discretion and authority in making decisions related to executive compensation as well as the caps on annual incentive payouts, stock ownership guidelines and clawback policy, all serve to mitigate excessive risk. Finally, as noted above, the Compensation Committee engaged Meridian as its independent compensation consultant to advise on matters related to fiscal 2020 compensation design decisions for the Company’s executive officers. As a result, the Compensation Committee believes that our compensation program does not encourage unreasonable risk-taking that is reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO

In accordance with SEC rules and applying the methodology described below, we calculated the annual total compensation of our median employee (other than our CEO) for fiscal 2020 to be $74,540. As reported in the Summary Compensation Table for Fiscal 2020 in this Proxy Statement, the annual total compensation of our CEO for fiscal 2020 was $5,657,314. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal 2020 was 76:1.

The fiscal 2020 annual total compensation of our median employee was calculated based on the same requirements which apply to the determination of total compensation for the Summary Compensation Table, and includes: base salary earned and paid from October 1, 2019 through September 30, 2020; incentive plan payments (both non-equity and equity-based) made for the performance period October 1, 2019 through September 30, 2020; and other compensation earned and/or paid in fiscal 2020. Our median compensated employee is an individual located in the US.

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To identify our median employee, we selected August 1, 2020 as our determination date and determined that we had a total of 4,041 employees (3,108 US employees, and 933 non-US employees) on that date, constituting all full-time, part-time, seasonal and temporary workers employed by the Company and its consolidated subsidiaries (other than our CEO). The foregoing total does not include workers we lease from unaffiliated third parties. Next, pursuant to the “de minimis” exemption under SEC rules, we excluded from the aforementioned employee population our employees in countries that, in the aggregate, constitute less than 5% of our total global employee population of 4,041, as detailed in the table below.

Jurisdictions Excluded from Employee Population (Total of 179 employees estimated as of August 1, 2020)

Australia	28	Korea	4

Bahrain	1	Malaysia	4

France	11	Mexico	2

Greece	1	Singapore	58

India	62	Spain	1

Ireland	4	Taiwan	2

Japan	1

We then compared annual base salaries as of August 1, 2020, as a consistently applied compensation measure, among the remaining 3,862 employees. In the case of hourly employees, annual base salary was determined by multiplying the hourly compensation rate by the target annual work schedule, as of August 1, 2020. We did not make any cost-of-living adjustments. Any base salary paid in a foreign currency was converted to US Dollars at prevailing exchange rates as of August 1, 2020.

With the resulting middle three employees, we calculated their annual total compensation based on the same requirements which apply to the determination of total compensation for the Summary Compensation Table in this Proxy Statement and selected the employee whose compensation represented the median as our median employee for fiscal 2020.

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Proposal 3—Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending September 30, 2021. Ernst & Young also served as our independent registered public accounting firm for the fiscal year ended September 30, 2020. The services provided to us by Ernst & Young in the fiscal year ended September 30, 2020 are described below under the heading “Independent Registered Public Accounting Firm’s Fees and Services.” Representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The Audit Committee is responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021. Accordingly, stockholder approval is not required to appoint Ernst & Young as the Company’s independent registered public accounting firm. However, the Board believes that the submission of the Audit Committee’s selection to the stockholders for ratification is a matter of good corporate governance. If the Company’s stockholders do not ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interest of the Company’s stockholders.

Under the Third Amended and Restated Bylaws, ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending September 30, 2021 will be approved if the votes cast “FOR” its approval exceed the votes cast “AGAINST” its approval. Abstentions will have the same effect as a vote “AGAINST” the proposal. Non-votes by brokers, banks and other nominee holders of record, if any, will not be counted as votes “FOR” or “AGAINST” the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
SEPTEMBER 30, 2021.

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Independent Registered Public Accounting Firm’s Fees and Services

The following is a description of the professional services performed and the fees billed by Ernst & Young for the fiscal years ended September 30, 2020 and September 30, 2019.

Type of Fees	Fiscal Year Ended September 30, 2020	Fiscal Year Ended September 30, 2019

Audit Fees(1)	$2,795,819	$2,619,762

Audit-Related Fees(2)	—	2,000

Tax Fees(3)	436,039	510,000

All Other Fees(4)	2,000	2,584

Total	$3,233,858	$3,134,346

(1)

Audit fees consist of fees related to the annual audit of our consolidated financial statements and review of the consolidated financial statements in our Quarterly Reports on Form 10-Q; Sarbanes-Oxley Section 404 attestation services, audit and attestation services related to statutory or regulatory filings; and the issuance of consents. Audit fees in the fiscal year ended September 30, 2020 also include fees for services provided by Ernst & Young in connection with our secondary offerings in March 2020 and August 2020.

(2)	Audit-related fees consist of fees for other audit type services not denoted above, including fees related to agreed-upon procedures for certain state contractor licensing requirements.
(3)	Tax fees are fees for a variety of permissible services relating to tax compliance, tax planning and tax advisory services.
(4)

All other fees relate to professional services not included in the categories above, including subscriptions to Ernst & Young’s accounting reference library, and in the fiscal year ended September 30, 2019, fees related to agreed-upon procedures for a grant application.

All audit-related services, tax services and other services in fiscal years 2020 and 2019 were pre-approved by the Audit Committee, who concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides that the Audit Committee must pre-approve all services and associated fees provided to the Company by its independent registered public accounting firm, with certain de minimis exceptions described in the policy.

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Policy on Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditors

The Audit Committee is responsible for the appointment, compensation, retention, oversight and termination of Evoqua Water Technologies Corp.’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent auditors from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of Evoqua Water Technologies Corp.;

•	financial information systems design and implementation;

•	appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, which is available on our website at aqua.evoqua.com/governance/governance-documents/default.aspx.

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Report of the Audit Committee of the Board

The Audit Committee is composed of Peter M. Wilver, as Chairman, Nick Bhambri, Gary A. Cappeline and Lynn C. Swann. The Audit Committee oversees Evoqua Water Technologies Corp.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including maintaining an effective system of internal controls over financial reporting. The Audit Committee meets separately with management, the internal auditor and the independent registered public accounting firm. The Audit Committee operates under a written charter approved by the Board, a copy of which is available on our website at aqua.evoqua.com/corporate-governance. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee and terminate when appropriate, the independent registered public accounting firm.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section of this Proxy Statement entitled “Corporate Governance and Board Matters—Committees of the Board—Audit Committee,” the Audit Committee has done the following things:

•

reviewed and discussed the audited financial statements in Evoqua Water Technologies Corp.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•

reviewed with Ernst & Young LLP (“Ernst & Young”), Evoqua Water Technologies Corp.’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with US generally accepted accounting principles, their judgments as to the quality and acceptability of Evoqua Water Technologies Corp.’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young’s communications with the Audit Committee concerning independence;

•

discussed with Ernst & Young its independence from management and Evoqua Water Technologies Corp. and considered whether Ernst & Young could also provide non-audit services without compromising the firm’s independence;

•

discussed with Ernst & Young the matters required to be discussed by PCAOB Auditing Standards No. 1301, formerly known as the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the PCAOB in Rule 3200T); and

•

discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits, and then met with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of Evoqua Water Technologies Corp.’s internal controls and the overall quality of Evoqua Water Technologies Corp.’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Peter M. Wilver, Chairman

Nick Bhambri

Gary A. Cappeline

Lynn C. Swann

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of December 18, 2020:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership is based upon information furnished to us by each director, executive officer or stockholder, and on information reported in Schedules 13G filed with the SEC, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Persons who have a right to acquire beneficial ownership of our common stock within 60 days after December 18, 2020, including any shares of our common stock subject to an option that has vested or will vest within 60 days after December 18, 2020, are also deemed to be beneficial owners of our common stock. More than one person may be deemed to be a beneficial owner of the same securities.

Each stockholder’s percentage of beneficial ownership is based on 118,551,382 shares of common stock outstanding as of December 18, 2020 plus the number of shares of common stock such stockholder has the right to acquire, including through the exercise of options, within 60 days of December 18, 2020.

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Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o Evoqua Water Technologies Corp., 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class

5% Stockholders

AEA(1)	11,341,930	9.57%

BlackRock, Inc.(2)	6,703,087	5.65%

The Vanguard Group(3)	6,681,497	5.64%

Havelock Fund Investments Pte Ltd(4)	6,037,705	5.09%

Directors and Named Executive Officers

Ron C. Keating(5)	2,480,604	2.09%

Benedict J. Stas(6)	736,911	*

Hervé P. Fages(7)	30,955	*

Rodney O. Aulick(8)	151,936	*

Snehal A. Desai(9)	98,226	*

Martin J. Lamb(10)	372,296	*

Nick Bhambri(11)	327,277	*

Gary A. Cappeline(12)	7,893	*

Lisa Glatch	—	—

Judd A. Gregg(13)	157,298	*

Brian R. Hoesterey(14)	—	—

Vinay Kumar(14)	—	—

Lynn C. Swann	21,861	*

Peter M. Wilver	12,682	*

All executive officers and directors as a group (17 persons)	5,205,243	4.39%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Represents shares of our common stock held of record by AEA EWT Holdings LP (“AEA EWT Holdings”), whose general partner is AEA EWT Holdings GP LLC (“AEA EWT Holdings GP”). The managing member of AEA EWT Holdings GP is AEA Investors Fund V LP and its other members are (i) AEA Investors Participant Fund V LP, (ii) AEA Investors QP Participant Fund V LP, (iii) AEA Investors Fund V-A LP and (iv) AEA Investors Fund V-B LP (AEA Investors Fund V LP and the entities named in clauses (i) through (iv), collectively, the “AEA Funds”). The AEA Funds are also limited partners of AEA EWT Holdings. The general partner of each of AEA Investors Participant Fund V LP and AEA Investors QP Participant Fund V LP is AEA Investors PF V LLC, whose sole member is AEA Investors LP. The general partner of each of AEA Investors Fund V LP, AEA Investors Fund V-A LP and AEA Investors Fund V-B LP is AEA Investors Partners V LP, whose general partner is AEA Management (Cayman) Ltd. Each of AEA EWT Holdings GP, the AEA Funds, AEA Investors PF V LLC, AEA Investors Partners V LP, AEA Investors LP and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of our common stock held of record by AEA EWT Holdings, but each disclaims beneficial ownership of such shares. Dr. John L. Garcia, the Chairman of AEA Investors LP and the sole stockholder and director of AEA Management (Cayman) Ltd., and Mr. Brian R. Hoesterey, the Chief Executive Officer of AEA Investors LP, may also be deemed to share beneficial ownership of the shares of our common stock held of record by AEA EWT Holdings, but each of Dr. Garcia and Mr. Hoesterey disclaims beneficial ownership of such shares. For a description of our relationship with

70

AEA, please see “Certain Relationships and Related Party Transactions—Transactions with AEA—Stockholders’ Agreement and Voting Proxies.”

The address for each of AEA EWT Holdings, AEA EWT Holdings GP, AEA Investors Participant Fund V LP, AEA Investors QP Participant Fund V LP, AEA Investors PF V LLC, AEA Investors LP, AEA Investors Fund V-A LP, AEA Investors Fund V-B LP, Dr. Garcia and Mr. Hoesterey is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, New York 10103. The address for each of AEA Investors Fund V LP, AEA Investors Partners V LP and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.

(2)

Based on information as of December 31, 2019 contained in a Schedule 13G filed with the SEC on February 7, 2020 by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole investment power with respect to 6.703,087 shares and sole voting power with respect to 6,378,047 of the shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

Based on information as of December 31, 2019 contained in a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has sole investment power with respect to 6,510,314 of the shares, shared investment power with respect to 171,183 of the shares, sole voting power with respect to 157,463 of the shares, and shared voting power with respect to 23,366 of the shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Havelock Fund Investments Pte Ltd is a wholly-owned subsidiary of Fullerton Fund Investments Pte Ltd, which is a wholly-owned subsidiary of Temasek Holdings (Private) Limited. Based on information as of December 31, 2018 contained in a Schedule 13G/A filed with the SEC on February 14, 2019, Temasek Holdings (Private) Limited, Fullerton Fund Investments Pte Ltd and Havelock Fund Investments Pte Ltd have shared voting and investment power over the shares held by Havelock Fund Investments Pte Ltd. The address of these entities is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(5)

Includes 2,110,020 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 18, 2020, and 39,352 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 18, 2020.

(6)

Includes 584,735 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 18, 2020, and 11,667 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 18, 2020.

(7)

Includes 25,259 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 18, 2020, and 2,645 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 18, 2020.

(8)

Includes 74,625 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 18, 2020, and 6,855 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 18, 2020.

(9)

Includes 77,641 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 18, 2020, and 4,811 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 18, 2020. Also includes 352 shares held by Mr. Desai’s son, as to which Mr. Desai disclaims beneficial ownership.

(10)

Includes (i) 70,000 shares held indirectly through The Lamb Family Bare Trust (of which Mr. Lamb is the trustee), (ii) 130,000 shares held indirectly through Packwood Investments, a Family Investment Company controlled by Mr. Lamb, and (iii) 44,903 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 18, 2020.

(11)

Includes (i) 134,788 shares held indirectly through the Nick Bhambri Revocable Trust dated June 23, 2008 (of which Mr. Bhambri is the trustee) and (ii) 179,807 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 18, 2020.

(12)	Includes 7,893 shares of common stock held indirectly through the Gary Cappeline and Vicky Hu Joint Revocable Trust U/A dtd 11/12/2018 (of which Mr. Cappeline is a trustee).
(13)	Includes 144,607 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 18, 2020.
(14)

Does not include 11,341,930 shares of our common stock held of record by AEA EWT Holdings. Mr. Hoesterey is Chief Executive Officer, and Mr. Kumar is a partner, of AEA. Each of Messrs. Hoesterey and Kumar serves on our Board as a representative of AEA, but each disclaims beneficial ownership of the shares of our common stock held of record by AEA EWT Holdings.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following sets forth the aggregate information of our equity compensation plans in effect as of September 30, 2020. For further information, see Note 17 of the Notes to our Consolidated Financial Statements included in our Form 10-K for the fiscal year ended September 30, 2020 under the caption “Item 8—Financial Statements and Supplementary Data.”

Plan category	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans

Approved by security holders	8,196,544	(1)	$10.30	(2)	12,880,479	(3)

Not approved by security holders	—		—		—

Total	8,196,544		$10.30		12,880,479

(1)

Includes 3,568,552 shares of common stock that may be issued pursuant to outstanding stock options, RSUs and stock appreciation rights under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan; and 4,627,992 shares of common stock that may be issued pursuant to outstanding stock options under the EWT Holdings I Corp. Stock Option Plan.

(2)

The weighted average exercise price does not take into account RSU awards or stock appreciation rights. The weighted average remaining term of outstanding stock options under our equity compensation plans is 5.9 years.

(3)

Includes 6,025,002 shares of common stock that remain available for issuance under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan; 2,148,797 shares of common stock that remain available for issuance under the EWT Holdings I Corp. Stock Option Plan; and 4,706,680 shares of common stock that remain available for issuance under the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan. Since the initial adoption of the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan, no additional awards have been or will be issued under the EWT Holdings I Corp. Stock Option Plan.

72

Certain Relationships and Related Party Transactions

The following is a description of transactions since the beginning of our 2020 fiscal year in which we were a participant, where (i) the amount involved exceeded or will exceed $120,000, and (ii) any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest in the transaction. We believe the terms obtained or the consideration that we paid or received, as applicable, in connection with the transactions described below are comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions with parties unrelated to us.

Transactions with AEA

We became a standalone company in January 2014, with the assistance of AEA as our private equity sponsor, when we acquired, through our wholly-owned subsidiaries, EWT Holdings II Corp. and EWT Holdings III Corp., all of the outstanding shares of Siemens Water Technologies, a group of legal entity businesses formerly owned by Siemens Aktiengesellschaft. We refer to this acquisition as the “Acquisition.”

Management Agreement. On January 7, 2014, we entered into a management agreement with AEA relating to the provision of its advisory and consulting services. The agreement required us to pay AEA an annual management fee of approximately $4.0 million per year following the completion of the Acquisition and continuing for as long as AEA, either directly or indirectly, owns any of our or our subsidiaries’ equity. The annual management fee was payable in quarterly installments of approximately $1.0 million, in advance, on the first day of each calendar quarter. The agreement also required us to reimburse AEA for its reasonable out-of-pocket costs and expenses incurred in connection with the Acquisition, its provision of ongoing advisory and consulting services, monitoring its investment in us and developing, negotiating, performing or enforcing any agreements or documents relating to its investment in us. We believe that the agreement and the services mentioned above are, or were on terms at least as favorable to us, as we would expect to negotiate with unrelated third parties. In connection with our initial public offering, the agreement was terminated on November 6, 2017. While the agreement did not require us to pay AEA a termination fee, we are required to reimburse AEA for its reasonable out-of-pocket costs and expenses incurred in connection with its provision of ongoing advisory and consulting services. We incurred expenses of less than $20,000 in the fiscal year ended September 30, 2020.

Pursuant to the management agreement, we agreed to indemnify AEA against any claims or liabilities relating to or arising out of actions taken by AEA relating to the provision of its advisory and consulting services (under the terms of the agreement) or the operation of our business, except for claims or liabilities that are shown to have resulted from actions taken by AEA in bad faith, or due to AEA’s gross negligence or willful misconduct. If for any reason (other than the bad faith, gross negligence or willful misconduct of AEA as provided above) the foregoing indemnity is unavailable to or insufficient to hold AEA harmless, then we will be required to contribute to any amount paid or payable by AEA as a result of such claims or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by us, on the one hand, and AEA, on the other hand, (ii) the relative fault of us and AEA and (iii) any relevant equitable considerations, subject to the limitation that in any event AEA’s aggregate contribution to all claims and liabilities shall not exceed the amount of fees actually received by AEA under the agreement (notwithstanding a finding of bad faith, gross negligence or willful misconduct of AEA). Under the agreement, AEA did not have any liability to us in connection with the services it rendered pursuant to the agreement (notwithstanding a finding of bad faith, gross negligence or willful misconduct of AEA). Those indemnification provisions survive termination of the agreement.

Stockholders’ Agreement and Voting Proxies. We, AEA, certain members of management and certain of our stockholders entered into a stockholders’ agreement, dated as of December 11, 2014 (the “Stockholders’ Agreement”), in connection with the Acquisition. The Stockholders’ Agreement provides that, for so long as certain affiliates of AEA hold an aggregate of at least 10% of our outstanding common stock, AEA will be entitled to nominate at least one individual for election to our Board, and our Board and the Nominating and Corporate Governance Committee thereof will nominate and recommend to our stockholders that such individual be elected to our Board. Certain of our stockholders have entered into voting proxies in which they agreed to vote

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73

all of their shares to elect such individual to our Board. As a result of our secondary offering in December 2020, AEA and its affiliates hold an aggregate of less than 10% of our outstanding common stock and therefore, AEA no longer has the right to nominate one individual to our board of directors.

Registration Rights Agreement. The parties to the Stockholders’ Agreement described above also entered into a registration rights agreement in connection with the Acquisition, which was amended and restated in connection with our initial public offering and further amended on November 22, 2019 and November 25, 2020 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, holders of a total of 16,382,793 shares of our common stock as of December 18, 2020 will have the right to require us to register these shares under the Securities Act of 1933, as amended (the “Securities Act”), under specified circumstances or will have incidental registration rights as described below. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Demand Registration Rights. Subject to certain restrictions, AEA may request that we register all or a portion of their common stock for sale under the Securities Act. We will effect the registration as requested in writing by AEA, unless in the good faith judgment of our Board, such registration would materially and adversely interfere with certain existing or potential material transactions or events involving the Company and should be delayed. We are not obligated to file a registration statement pursuant to these demand provisions on more than five occasions on Form S-1; however, AEA is entitled to make an unlimited number of demands for registration on Form S-3.

Piggyback Registration Rights. In addition, if at any time, we register any shares of our common stock (other than pursuant to registrations on Form S-4 or Form S-8), the holders of all shares having registration rights are entitled, subject to certain exceptions, to receive notice at least five business days prior to the filing of the registration statement, or, in the case of holders who are individuals, no more than five business days after such filing, and to include all or a portion of their common stock in the registration.

In the event that any registration in which the holders of registrable shares participate pursuant to the Registration Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited.

Other Provisions. We will pay all registration and offering expenses, including, among other things, reasonable fees and disbursements of a single special counsel for AEA and of a single special counsel for all other selling stockholders, related to any demand or piggyback registration. The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify any selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them. A particular stockholder’s shares shall no longer be considered registrable shares, to which demand and piggyback registration rights apply, (i) when such shares have been disposed of under an effective registration statement or (ii) when such stockholder can sell, or with respect to AEA, has sold, such shares under Rule 144 of the Securities Act. In addition, certain parties to the Registration Rights Agreement have agreed to not sell any shares pursuant to Rule 144 of the Securities Act or in another private placement for a period of four years following the closing of our initial public offering, unless consented to by our Board or sold to certain permitted transferees. The Registration Rights Agreement does not provide for any cash penalties or other penalties associated with any delays in registering any shares.

Family Relationships

The son of James M. Kohosek, our Executive Vice President, Chief Administrative Officer, is an employee of the Company. He is employed in a non-executive officer capacity and does not report to an executive officer. His total compensation during the fiscal year ended September 30, 2020, including base salary, bonus and benefits, exceeded the $120,000 related person transaction threshold and, as a result, was reviewed by the Audit Committee. He participates in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

74

Policies and Procedures for Related Party Transactions

Our Board has adopted a written policy providing that the Audit Committee will review and approve or ratify transactions in excess of $120,000 of value in which the Company is a participant and in which a related party (as defined below) has or will have a direct or indirect material interest. The General Counsel and Corporate Controller shall review all of the relevant facts and circumstances of all related party transactions and either (a) bring to the Audit Committee for approval or ratification any transaction (i) exceeding $120,000 or (ii) considered potentially material to the Company’s business, financial condition, results of operations or prospects, or (b) approve or disapprove of the entry into any transaction not meeting the conditions specified in clauses (a)(i) or (a)(ii) of this paragraph.

The Audit Committee or the General Counsel and Corporate Controller, as the case may be, may approve only those related party transactions that they determine are on terms, taken as a whole, that are no less favorable to us than could be obtained in an arm’s-length transaction with an unrelated third party and that the Audit Committee or the General Counsel and Corporate Controller, as the case may be, determine are not inconsistent with the best interests of the Company. In particular, our policy with respect to related party transactions requires our Audit Committee or the General Counsel and Corporate Controller, as the case may be, to consider (i) whether the transaction was undertaken in the ordinary course of business, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) the availability of other sources for comparable products or services, whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the duration of the transaction and the terms available to unrelated third parties and employees generally, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the impact on a director’s independence in the event that the related party is a director, director nominee, immediate family member of a director or director nominee or an entity in which any such person has an interest or relationship, (vi) the approximate amount involved in the related party transaction, (vii) the related party’s interest in the related party transaction and (viii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction or would impair the independence of an independent director or present an improper conflict of interest for any director or executive officer.

For the purposes of this policy, the Company deems a “related party” to be (i) any person who is or was at any time since the beginning of the last completed fiscal year an executive officer, director or nominee for director, or any immediate family member of such person, (ii) any person beneficially owning more than 5% of any class of the Company’s voting securities, (iii) any affiliates of the Company, (iv) any entities for which investments in their equity securities would be required to be accounted for by the equity method by the investing entity, (v) any trusts for the benefit of employees that are managed by or under the trusteeship of management and (vi) all members of the Company’s Executive Leadership Team, Finance Leadership, Plant Controllers, Segment Leadership and any immediate family member of such person.

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Other Matters

Incorporation by Reference

The Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent that we specifically incorporate it by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.

Access to Reports and Other Information

Our website is www.evoqua.com. Our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics and Business Conduct and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * *

By Order of the Board of Directors,

Vincent Grieco

Executive Vice President,

Secretary and General Counsel

Pittsburgh, Pennsylvania

January 5, 2021

76

Appendix A

Non-GAAP Financial Measures

ADJUSTED EBITDA RECONCILIATION

We use the non-GAAP financial measure "Adjusted EBITDA" in evaluating our past performance and future prospects. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax benefit (expense) and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, purchase accounting adjustment costs, non-cash share-based compensation, transaction costs and other gains, losses and expenses. Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present Adjusted EBITDA, which is not a recognized financial measure under GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results and provides greater clarity and comparability period over period to management and our investors regarding the operational impact of long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments.

The following is a reconciliation of our net income (loss) to Adjusted EBITDA:

($ in millions)	FY2020		FY2019

Net income (loss)	$114.4		$(8.5)

Income tax expense	7.4		9.6

Interest expense	46.6		58.6

Operating profit	$168.4		$59.7

Depreciation and amortization	107.3		98.2

EBITDA	$275.7		$157.9

Restructuring and related business transformation costs	17.4	(1)	24.2(5)

Share-based compensation	10.5	(2)	20.0(6)

Transaction costs	1.9	(3)	11.6(7)

Other (gains), losses and expenses	(65.9	)(4)	21.3(8)

Adjusted EBITDA	$239.6		$235.0

Revenue	$1,429.5		$1,444.4

Adjusted EBITDA as a % of Revenue	16.8%		16.3%

(1)

Primarily comprised of severance costs, relocation costs, recruiting expenses, certain non-cash charges and third-party consultant costs associated with the restructuring initiatives to reduce the cost structure and rationalize location footprint following the sale of the Memcor product line in FY2020, two-segment realignment and other various restructuring and efficiency initiatives.

(2)	Represents non-cash share-based compensation.
(3)	Removal of expenses associated with recent acquisitions and divestitures and post-acquisition integration costs including adjustments to earn-outs.
(4)

Add back of gains and losses associated with foreign exchange and other unusual business gains and expenses primarily consisting of net pre-tax benefit on sale of the Memcor product line, the remediation of manufacturing defects caused by a third-party vendor for which partial restitution was received, expenses incurred as a result of the COVID-19 pandemic, and product rationalization in our electro-chlorination business.

(5)

Primarily comprised of severance costs, relocation costs, recruiting expenses and third-party consultant costs associated with the two-segment realignment and other various restructuring and efficiency initiatives.

(6)	Represents non-cash share-based compensation.

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A-1

(7)	Removal of expenses associated with recent platform and tuck-in acquisitions and divestitures and post-acquisition integration costs of which $1.3 million was non-cash.
(8)

Add back of gains and losses associated with foreign exchange, gain on the sale of property and other unusual business expenses primarily consisting of the remediation of manufacturing defects caused by a third-party vendor, product rationalization in our electro-chlorination business and the provision for write-off of inventory associated with product rationalization and facility consolidation.

ADJUSTED FREE CASH FLOW

"Adjusted Free Cash Flow" is defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.

The following is a reconciliation of our net cash from operating activities to Adjusted Free Cash Flow:

($ in millions)	FY2020	FY2019

Operating Cash Flow	$158.4	$125.2

(+/-) EBITDA adjustments including:

Restructuring and related business transformation costs	17.4	24.2

Transaction costs	1.9	11.6

Other (gains) losses including:

(i)	(1.5)	2.1

(ii)	0.7	4.1

(iii)	10.4	—

(iv)	—	5.0

(v)	1.3	—

(+/-) Tax impact of above EBITDA adjustments (1)	0.9	(12.1)

(+) Adoption impact of ASC 842	(2.0)	—

(-) Capital expenditures	(88.5)	(88.9)

(+) Financing related to growth capital expenditures	23.3	38.4

(-) Purchases of intangibles (e.g., software licenses)	(6.5)	(6.4)

Adjusted Free Cash Flow	$115.8	$103.2

(i)	Expenses (expense reduction) incurred by the Company related to the mediation of manufacturing defects caused by a third-party vendor;
(ii)	Charges incurred by the Company related to product rationalization in the electro-chlorination business;
(iii)	Discretionary compensation payments to employees of $8.3 million and transaction costs of $2.1 million incurred in connection with the sale of the Memcor product line;
(iv)	Expenses incurred by the Company related to the write-off of inventory associated with product rationalization and facility consolidation; and
(v)

Expenses incurred by the Company as a result of the COVID-19 pandemic, including additional charges for personal protective equipment, increased costs for facility sanitation and one-time payments to certain employees.

(1)

The blended statutory tax rate was 26.0% in the twelve months ended September 30, 2020 and 2019. The tax rate on non-GAAP adjustments to net income was 3.8% (due to the impact of the Memcor transaction) and 26.0% for the twelve months ended September 30, 2020 and 2019, respectively.

A-2

ORGANIC REVENUE GROWTH

"Organic revenue growth" is defined as the year-over-year rate of change in revenues excluding the impact of foreign exchange, acquisitions and divestitures.

The following is a reconciliation of our organic change in revenue for FY2020:

	GAAP Reported	Currency	Acquisitions/ Divestitures	Organic

Evoqua Water Technologies	(1.0)%	(0.1)%	(2.5)%	1.5%

Integrated Solutions & Services	3.7%	(0.1)%	0.6%	3.2%

Applied Product Technologies	(9.1)%	(0.2)%	(7.6)%	(1.3)%

NET LEVERAGE RATIO

"Net leverage ratio" is defined as total debt including finance leases, less unamortized discount and lenders fees, less cash and cash equivalents, divided by Adjusted EBITDA.

The following is a calculation of our net leverage ratio:

($ in millions)	FY2020	FY2019

Cash and cash equivalents	$193.0	$109.9

Revolving Credit Facility	—	—

First Lien Term Facility	819.3	928.8

Mortgage	1.7	1.6

Equipment financing facilities	64.5	46.8

Finance leases	37.6	36.1

Total debt including finance leases	923.1	1,013.3

Less unamortized discount and lenders fees	(9.4)	(12.1)

Total net debt including finance leases(1)	$720.7	$891.3

Net leverage ratio(2)	3.0x	3.8x

(1)	Total net debt is total debt less unamortized discount and lenders fees minus cash and cash equivalents.
(2)

Net leverage ratio is calculated as total net debt including finance leases divided by Adjusted EBITDA. For the definition of Adjusted EBITDA and a reconciliation to net income (loss), its most directly comparable financial measure presented in accordance with GAAP, refer to the "Adjusted EBITDA Reconciliation" in this Appendix A.

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A-3

EVOQUA
WATER TECHNOLOGIES

210 Sixth Avenue, Pittsburgh, PA | 724-772-0044 | evoqua.com | NYSE:AQUA

EVOQUA WATER TECHNOLOGIES CORP.

210 SIXTH AVENUE, SUITE 3300

PITTSBURGH, PA 15222

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, February 15, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AQUA2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, February 15, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D26529-P46726	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVOQUA WATER TECHNOLOGIES CORP.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all Nominees named in proposal 1 and FOR proposals 2 and 3.	All ☐	All ☐	Except ☐

1.  Election of four Class III directors to our Board of Directors to hold office until the Annual Meeting of Stockholders for the fiscal year ending September 30, 2023 or until their successors are duly elected and qualified;

Nominees:
01) Gary A. Cappeline 03) Brian R. Hoesterey
02) Lisa Glatch 04) Vinay Kumar
					For	Against	Abstain

	2. Approval, on an advisory basis, of the compensation of our named executive officers; and				☐	☐	☐

	3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2021.				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to act on such other business as may properly come before the meeting or any postponement or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D26530-P46726

EVOQUA WATER TECHNOLOGIES CORP.

Annual Meeting of Stockholders

February 16, 2021 1:00 p.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Vincent Grieco and Anthony J. Webster, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all shares of the common stock of Evoqua Water Technologies Corp. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/AQUA2021, at 1:00 p.m. Eastern Time on February 16, 2021, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all Nominees named in proposal 1 and FOR proposals 2 and 3.

Continued and to be signed on reverse side